UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Cowen Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1221 Avenue of the Americas
New York, New York 10020

April 30, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Cowen Group, Inc. to be held on June 7, 2007, at 10:00 a.m., Eastern Daylight Time, in the conference room on the second floor at 1221 Avenue of the Americas, New York, New York. The information regarding matters to be voted upon at the Annual Meeting is set out in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

In addition to the election of directors and the ratification of our independent registered public accounting firm, the proxy statement contains a proposal to approve our 2007 Equity and Incentive Plan. The Board of Directors believes that the new plan is critical to Cowen’s future success. The new plan will allow Cowen to further its goal of aligning employees’ interests with the interests of stockholders, will foster an ownership culture among employees, will assist in the recruitment and retention of employees, and will allow Cowen to pay compensation in equity, in lieu of cash. The Board of Directors recommends that you vote for approval of the new plan.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person. I urge you to read the accompanying proxy statement and vote your shares as soon as possible. The proxy card contains instructions on how to cast your vote.

Sincerely,

Kim S. Fennebresque
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 7, 2007
Time:	10:00 a.m., Eastern Daylight Time
Place:	1221 Avenue of the Americas, New York, New York, 10020 Second Floor Conference Room
Purpose:

1.                To elect two directors to the Board of Directors of Cowen Group, Inc. to serve three-year terms expiring at the later of the annual meeting of stockholders in 2010 or upon a successor being elected and qualified.

2.                To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for Cowen Group, Inc. for the fiscal year ending December 31, 2007.

3.                To consider a Company proposal to adopt the 2007 Equity and Incentive Plan.

4.                To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:	April 23, 2007—You are eligible to vote if you were a stockholder of record on this date.
Inspection of List
of Stockholders of Record:

A list of the stockholders of record as of April 23, 2007 will be available for inspection during ordinary business hours at our offices, 1221 Avenue of the Americas, New York, New York 10020, from May 23, 2007 to June 6, 2007, as well as at the Annual Meeting.

By Order of the Board of Directors

J. Kevin McCarthy Secretary

April 30, 2007

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the meeting, please submit your proxy card or voting instructions promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes. Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Proxy Statement
Table of Contents

	Page		Page
Questions and Answers About the Annual Meeting and Voting	1	Certain Relationships and Related Transactions	35
Item 1. Election of Directors	5	Compensation and Benefits Committee
Class III Directors—Nominees For Terms		Interlocks and Insider Participation	35
Ending in 2010	6	Transactions with Related Persons	35
Class II Directors—Terms Ending in 2008	6	Historical Relationship Between Société
Class I Directors—Terms Ending in 2009	7	Générale and Cowen and Company, LLC	44
Director Not Standing For Re-Election	7	Other Relationships and Related
Information Regarding the Board of Directors		Transactions	45
and Corporate Governance	7	Review and Approval of Transactions with
Corporate Governance Guidelines	8	Related Persons	45
Director Independence	8	Audit Committee Report and Payment of Fees
Board Meetings and Attendance	8	to our Independent Registered Public
Director Attendance at Annual Meeting of		Accounting Firm	47
Stockholders	8	Audit Committee Report	47
Committees of the Board	8	Independent Registered Public Accounting
Executive and Director Compensation		Firm Fees and Other Matters	48
Processes	10	Auditor Services Pre-Approval Policy	48
Director Nomination Process	11	Item 2. Ratification of Selection of Independent
Procedures for Nominating Director		Registered Public Accounting Firm	49
Candidates	12	Item 3. Approval of the 2007 Equity and
Procedures for Contacting the Board of		Incentive Plan	49
Directors	12	Differences between the 2007 Equity and
Code of Business Conduct and Ethics	12	Incentive Plan and the 2006 Equity and
Compensation Program for Non-Employee		Incentive Plan	54
Directors	13	Certain Federal Income Tax Consequences	56
Executive Compensation—Compensation		New Plan Benefits	57
Compensation Discussion and Analysis	13	Securities Authorized for Issuance Under
Compensation and Benefits Committee Report	23	Equity Compensation Plans	57
Summary Compensation Table	23	Stockholder Proposals for the 2008 Annual
Grants of Plan-Based Awards	25	Meeting	57
Outstanding Equity Awards at Fiscal Year	27	Annual Report to Stockholders and Form 10-K	58
End		Householding	58
Option Exercises and Stock Vested	28	Other Matters	58
Potential Payments Upon Termination or		Appendix I - Proposed Cowen Group, Inc. 2007
Change-In-Control	28	Equity and Incentive Plan	A-1
Non-Qualified Deferred Compensation Plans	31
Security Ownership	33
Beneficial Ownership of Directors, Nominees
and Executive Officers	33
Beneficial Owners of More than Five Percent
of Our Common Stock	34
Section 16(a) Beneficial Ownership Reporting
Compliance	35

PROXY STATEMENT
2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2007

The Board of Directors of Cowen Group, Inc., or the Company, is soliciting proxies for use at the annual meeting of stockholders to be held on June 7, 2007 at 1221 Avenue of the Americas, New York, New York, and at any adjournment or postponement of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to stockholders on or about April 30, 2007.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of directors, approval of the 2007 Equity and Incentive Plan and ratification of the selection of our independent registered public accounting firm for 2007. Also, management will report on matters of current interest to our stockholders and respond to questions from our stockholders.

Who is entitled to vote at the meeting?

The Board has set April 23, 2007 as the record date for the annual meeting. If you were a stockholder of record at the close of business on April 23, 2007, you are entitled to vote at the meeting. As of the record date, 15,820,979 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 15,820,979 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of our capital stock issued and outstanding and entitled to vote as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•       you are present and vote in person at the meeting; or

•       you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two of our executive officers, Kim S. Fennebresque, our Chairman and Chief Executive Officer, and J. Kevin McCarthy, our General Counsel, have been designated as proxies for our 2007 annual meeting of stockholders.

What is a proxy statement?

It is a document that we are required to give you, in accordance with regulations promulgated by the Securities and Exchange Commission, or the SEC, when we ask you to designate proxies to vote your shares of Cowen Group, Inc. common stock at a meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations promulgated by the Securities and Exchange Commission and rules of the Nasdaq Stock Market.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In the latter case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”

How do I submit my proxy?

If you are a stockholder of record or if you hold restricted stock, you can submit a proxy to be voted at the meeting in any of the following ways:

•       electronically, using the Internet;

•       over the telephone by calling a toll-free number; or

•       by completing, signing and mailing the enclosed proxy card.

If you hold your shares in street name, you can vote your shares in the manner prescribed by your broker, bank, trust company or other nominee. Your broker, bank, trust company or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust company or other nominee how to vote your shares.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.

Can I vote my shares in person at the meeting?

If you are a stockholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

How does the Board recommend that I vote?

The Board of Directors recommends a vote:

•       FOR all of the nominees for director;

•       FOR the 2007 Equity and Incentive Plan; and

•       FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Cowen Group, Inc. for the year ending December 31, 2007.

What if I do not specify how I want my shares voted?

If you are a stockholder of record or a holder of restricted stock and you submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular manner, we will vote your shares:

•       FOR all of the nominees for director;

•       FOR the 2007 Equity and Incentive Plan; and

•       FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Cowen Group, Inc. for the year ending December 31, 2007.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. These rules generally permit member brokers to exercise voting discretion with respect to uninstructed shares only on certain routine matters, including the election of directors and the ratification of the selection of a company’s independent registered public accounting firm. The rules do not permit member brokers to exercise voting discretion with respect to the approval of an equity incentive plan, such as the 2007 Equity and Incentive Plan. Therefore, member brokers may not vote uninstructed shares on this matter. An uninstructed share that is not voted by a broker, bank or other nominee is sometimes referred to as a “broker non-vote.” A broker non-vote will not have any effect on the approval or rejection of the proposal. For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”

Can I change or revoke my vote after submitting my proxy?

Yes. If you are a record holder or a holder of restricted stock, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•       by submitting a later-dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;

•       by submitting a later-dated proxy to the corporate secretary of the Company, which must be received by us before the time of the annual meeting;

•       by sending a written notice of revocation to the corporate secretary of the Company, which must be received by us before the time of the annual meeting; or

•       by voting in person at the meeting.

If you are a street name holder, please refer to the voting instructions provided to you by your broker, bank, trust company or other nominee.

What vote is required to approve each item of business included in the notice of meeting?

The two director nominees who receive the most votes cast at the meeting in person or by proxy will be elected. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and voting affirmatively or negatively on the proposal is required to approve our 2007 Equity and Incentive Plan and to ratify the selection of our independent registered public accounting firm.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each director nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on one or more of the proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum but will not be counted for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting or withheld authority to vote. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”

If you withhold authority to vote for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise) or, if for any other proposal before the meeting, you abstain from voting or do not vote your shares, or, for shares held in street name, if you abstain from voting or do not submit voting instructions and your broker, bank, trust or other nominee also does not vote your shares, this will have no effect on the outcome of the vote.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether you vote by Internet, telephone, mail or in person:

•       all proxies, ballots and voting tabulations that identify stockholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a stockholder; and

•       voting tabulations are performed by an independent third party.

How can I attend the meeting?

All of our stockholders are invited to attend the annual meeting. You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust or other nominee proving ownership of the shares on April 23, 2007, the record date, are examples of proof of ownership.

To help us plan for the meeting, please let us know whether you expect to attend, by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on the proxy card.

Who pays for the cost of proxy preparation and solicitation?

Cowen Group, Inc. pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained Georgeson Inc. to assist in the solicitation of proxies for the annual meeting for a fee of approximately $10,000, plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees as well as our proxy solicitor may solicit proxies by telephone or facsimile or personally. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

ITEM 1—ELECTION OF DIRECTORS

The number of directors currently serving on our Board of Directors is seven. Our Board of Directors, upon the recommendation of the Nominating Committee, has resolved to reduce the size of the Board to six directors, effective as of the close of the polls for the 2007 annual meeting. Our Board of Directors is divided into three classes of approximately equal size. Except for the initial appointment of directors in connection with our initial public offering, the members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. At this year’s annual meeting, the terms of our Class III directors will expire. The table below lists the two directors nominated for election as Class III directors at the Annual Meeting. The directors elected at the 2007 annual meeting will serve three-year terms expiring at the annual meeting in 2010 or until their successors are elected and qualified. All ages are as of April 23, 2007.

Name	Age	Director Since
Philip B. Pool, Jr.	53	2006
Charles W.B. Wardell, III	61	2006

Steven Kotler and Mr. Pool currently serve as Class III directors with their terms expiring at the 2007 annual meeting. In addition to nominating Mr. Pool to stand for re-election, the Board has nominated Mr. Wardell, currently a Class I director, for election to the Board as a Class III director. Mr. Wardell has tendered his resignation as a Class I director which will be effective at the close of the polls for the 2007 annual meeting, contingent upon Mr. Wardell being elected as a Class III director. Mr. Kotler’s service as a director will terminate on the date of our 2007 annual meeting. Our Board initially appointed Mr. Wardell as a director on July 12, 2006 and initially appointed Mr. Pool as a director on September 12, 2006. Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by the Board of Directors.

The two nominees receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. Proxies may not be voted for more than two directors.

The Board of Directors recommends a vote FOR the election of the two director nominees. Proxies will be voted FOR the election of the two nominees unless otherwise specified.

Set forth below is biographical information for each of the nominees for election as director, for the directors whose terms of office will continue after the meeting and for the director who will not stand for reelection and whose service as a director will terminate on the date of our 2007 annual meeting. All ages are as of April 23, 2007.

Name	Age	Class—Term Expiring	Director Since
Philip B. Pool, Jr.(1)(2)	53	III—2007 Annual Meeting	2006
Steven Kotler(1)(3)(4)	60	III—2007 Annual Meeting	2006
Jeffrey Kurzweil(4)(5)	57	II—2008 Annual Meeting	2006
John E. Toffolon, Jr.(1)(2)	56	II—2008 Annual Meeting	2006
Kim S. Fennebresque	57	I—2009 Annual Meeting	2006
L. Thomas Richards, M.D.(4)(5)	37	I—2009 Annual Meeting	2006
Charles W.B. Wardell, III(2)(5)(6)	61	I—2009 Annual Meeting	2006

(1)          Member of the Audit Committee.

(2)          Member of the Compensation and Benefits Committee.

(3)          Mr. Kotler’s service as a director will terminate on the date of our 2007 annual meeting and he is not standing for re-election.

(4)          Member of the Corporate Governance Committee.

(5)          Member of the Nominating Committee.

(6)          Mr. Wardell was nominated to stand for election as a Class III director and has tendered his resignation as a Class I director which will be effective at the close of the polls for the 2007 annual meeting, contingent upon Mr. Wardell being elected as a Class III director.

CLASS III DIRECTORS—NOMINEES FOR TERMS ENDING IN 2010

PHILIP B. POOL, JR.:   Mr. Pool currently serves as a Managing Director of Willis Stein & Partners, a middle market leveraged buyout firm. Prior to joining Willis Stein in July 2001, Mr. Pool was a Managing Director in the Investment Banking Group of Credit Suisse First Boston Corporation, or CSFB, where he worked from November 2000 to May 2001 following CSFB’s acquisition of Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ. Mr. Pool joined DLJ in 1994, where he co-headed the Private Fund Group. From 1985 to 1994, Mr. Pool was an investment banker with Merrill Lynch & Co., and from 1980 to 1985, he was an investment banker with Kidder, Peabody & Co. Incorporated.

CHARLES W.B. WARDELL, III:   Mr. Wardell is a Managing Director of Korn/Ferry International’s New York office and Head of the Northeast Region. Korn/Ferry International is an executive search firm with more than 70 offices throughout the world. Mr. Wardell has six years of service with Korn/Ferry. Prior to joining Korn/Ferry, Mr. Wardell held senior positions at a number of firms, including Nordeman Grimm, American Express, Travelers, Mastercard International and Citicorp. Mr. Wardell also served as Deputy Special Assistant and Staff Assistant to Presidents Nixon and Ford, Administrative Aide to General Alexander Haig and Richard Cheney when they served as President Nixon’s and Ford’s Chief of Staff, respectively, and was appointed by President Ford as a Deputy Assistant Secretary of State. Mr. Wardell graduated from Harvard College and was honorably discharged as an officer in the Army after distinguished service in Vietnam.

CLASS II DIRECTORS—TERMS ENDING IN 2008

JEFFREY KURZWEIL:   Mr. Kurzweil has been a partner with the law firm Venable LLP since 2002. Mr. Kurzweil focuses his practice on public policy and government relations at the federal, state, and local levels. Prior to joining Venable, Mr. Kurzweil was a sole practitioner for six years from 1998 to 2002 and also focused on public policy and government relations. Prior to that, Mr. Kurzweil was a partner at several Washington D.C. firms. In government service from 1978 to 1979, Mr. Kurzweil served as Special Assistant to the General Counsel of the U.S. Department of Commerce. Mr. Kurzweil is a cum laude graduate of Duke University and received his law degree from Vanderbilt Law School. Mr. Kurzweil has served on the Board of Trustees of Duke University, the Board of Visitors of Johnson C. Smith University, the Alumni Board of Vanderbilt Law School, and the Board of Directors of The American Schools of Oriental Research. In addition to serving as a director of Cowen Group, Inc., Mr. Kurzweil also currently serves as one of two non-family members of the Board of Directors of JWM Family Enterprises, a Marriott Family private enterprise.

JOHN E. TOFFOLON, JR.:   Mr. Toffolon is a partner of The Shermen Group and is the Chief Financial Officer and a Member of the Board of Directors of Shermen WSC Acquisition Corp., a blank check company formed for the purpose of acquiring an operating business in the alternative energy and/or agricultural field, which is currently in registration with the Securities and Exchange Commission. From 2001 to 2003 Mr. Toffolon served as an advisor to the Chairman and Chief Executive Officer of Royster-Clark, Inc., a privately-held chemicals distribution company. From 1992 to 2000, Mr. Toffolon served in various capacities, including Executive Managing Director, Chief Financial Officer and Chief

Administrative Officer for Nomura Holding America, Inc. and Nomura Securities International, Inc. Mr. Toffolon also served as a member of the Boards of Directors of both Nomura companies. From 1979 to 1990, Mr. Toffolon worked at The First Boston Corporation in various capacities, including Chief Financial Officer and Managing Director, and served on the Management and Capital Commitment Committees.

CLASS I DIRECTORS—TERMS ENDING IN 2009

KIM S. FENNEBRESQUE:   Mr. Fennebresque currently serves as our Chairman, Chief Executive Officer and President. Mr. Fennebresque has served as our Chairman and President since the formation of Cowen Group, Inc. in February 2006 and has served as Chief Executive Officer since July 2006. Mr. Fennebresque has served as Chief Executive Officer and President of Cowen and Company, LLC, and its predecessor companies, since November 1999 and as Chairman of Cowen and Company, LLC and its predecessors since August 2005. Prior to becoming Chief Executive Officer of Cowen and Company, LLC, Mr. Fennebresque served as Head of Mergers & Acquisitions of Cowen and Company, LLC from 1998 to 1999 and became Head of Investment Banking in 1999. Mr. Fennebresque joined Cowen and Company, LLC in March 1998 from UBS Securities where he had served as Head of the Corporate Finance and Mergers & Acquisitions Departments. From 1991 to 1994, he was a General Partner and Co-Head of Investment Banking at Lazard Frères & Co. From 1977 to 1991, he was with The First Boston Corporation where he held various positions including Head of Leveraged Acquisitions, Head of Transaction Development and Co-Head of General Investment Banking.

L. THOMAS RICHARDS, M.D.:   Since graduating from Harvard Medical School in 2003, Dr. Richards has served as a Resident Physician in Emergency Medicine at Highland Hospital in Oakland, California and UCSF Hospital in San Francisco, California. Prior to attending medical school in 1999, Dr. Richards served as an associate in the Mergers & Acquisitions departments of Cowen and Company, LLC and UBS Securities LLC. He began his finance career at Lazard Freres & Co in the Banking Group in 1993.

DIRECTOR NOT STANDING FOR RE-ELECTION

STEVEN KOTLER:   Mr. Kotler currently serves as Vice Chairman of the private equity firm of Gilbert Global Equity Partners, which he joined in 2000. From 1973 until 2000, Mr. Kotler was employed by Schroder & Co. and its predecessor firm, Wertheim & Co., serving as its Chief Executive Officer and President, and a member of the Group Executive Committee and the Board of Directors of Schroders plc, the parent company of Schroder & Co. Mr. Kotler is Co-Chairman of the Board of Directors of True Temper Sports, and is on the Board of CPM Holdings.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that Cowen Group, Inc. is managed for the long-term benefit of its stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our Corporate Governance Guidelines, the charters of our Audit, Compensation and Benefits, Corporate Governance and Nominating Committees and our Code of Ethics and Business Conduct are available on the investor relations section of our website, www.cowen.com. Alternatively, you can request a copy of these documents by writing to Cowen Group, Inc., Attn: Corporate Secretary, 1221 Avenue of the Americas, New York, NY, 10020.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Cowen Group, Inc. and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•       the Board’s goal is to oversee and direct management in building long-term value for the Company’s stockholders;

•       a majority of the members of the Board shall be independent directors;

•       the independent directors shall meet regularly in executive session;

•       directors have access to management and, as appropriate, to the Company’s outside advisors;

•       new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•       at least annually, the Board and its committees conduct a self-evaluation to determine whether they are functioning effectively.

Director Independence

Under applicable Nasdaq Stock Market rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that none of Messrs. Kotler, Kurzweil, Pool, Richards, Toffolon or Wardell has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Board Meetings and Attendance

Following our initial public offering, and the underwriters’ exercise of their overallotment option in July 2006, our Board consisted of three directors, only one of whom, Mr. Wardell, was independent. At the Board’s meeting on September 12, 2006, our remaining five independent directors were appointed, following which one of our inside directors resigned. Our Board met five times from the date of our initial public offering through December 31, 2006. From the date of each director’s appointment through December 31, 2006, each director attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

Because we are a newly public company, our annual meeting to be held on June 7, 2007 will be our first annual meeting of stockholders. Our Corporate Governance Guidelines provide that directors are invited and encouraged to attend the annual meeting of stockholders.

Committees of the Board

Our Board has established four standing committees—Audit, Compensation and Benefits, Corporate Governance, and Nominating—each of which operates under a charter that has been approved by our Board. Current copies of each committee’s charter are posted on the investor relations section of our website, www.cowen.com. Alternatively, you can request a copy of these documents by writing to Cowen Group, Inc., Attn: Corporate Secretary, 1221 Avenue of the Americas, New York, NY, 10020.

Our Board has determined that all of the members of each of the Board’s four standing committees are independent as defined under the rules of the Nasdaq Stock Market, and, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act.

The Board expects to combine the Nominating Committee and the Corporate Governance Committee at its first meeting following the 2007 Annual Meeting.

Audit Committee

The Audit Committee’s responsibilities include:

•       being directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•       reviewing the performance of the independent registered public accounting firm and making the decision to replace or terminate the independent registered public accounting firm or the lead partner;

•       evaluating the independence of the registered public accounting firm ;

•       reviewing and discussing with management and the independent registered public accounting firm and the head of the Company’s internal audit department all critical accounting policies and practices;

•       reviewing the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures;

•       discussing our risk management policies;

•       reviewing and discussing with the independent registered public accounting firm the results of the year-end audit of the Company;

•       establishing and implementing policies and procedures for the Committee’s review and approval or disapproval of proposed related party transactions; and

•       preparing the audit committee report required by SEC rules, which is included on page 47 of this proxy statement.

The current members of our Audit Committee are Messrs. Toffolon (Chairperson), Kotler and Pool. Our Board of Directors has determined that Mr. Toffolon, who is an independent director, is an “audit committee financial expert” as defined by applicable SEC rules. Our Audit Committee met four times during fiscal 2006.

Compensation and Benefits Committee

The Compensation and Benefits Committee’s responsibilities include:

•       annually reviewing the goals and objectives of the Company’s executive compensation plans;

•       annually reviewing the Company’s executive compensation plans in light of the Company’s goals and objectives;

•       annually evaluating the CEO’s and other executive officers’ performance and determining and approving the CEO’s and other executive officers’ compensation level based on such evaluation;

•       overseeing and administering our equity and incentive compensation plans, with the oversight of the full Board of Directors;

•       annually reviewing the compensation process of the Company’s equity research personnel to ensure compliance with applicable laws, rules and regulations;

•       reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 13 of this proxy statement; and

•       preparing the compensation and benefits committee report required by SEC rules, which is included on page 23 of this proxy statement.

The processes and procedures followed by our Compensation and Benefits Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes” on page 10 and in the Compensation Discussion and Analysis section beginning on page 13.

The current members of our Compensation and Benefits Committee are Messrs. Wardell (Chairperson), Pool and Toffolon. Our Compensation and Benefits Committee met three times during fiscal 2006.

Nominating Committee

The Nominating Committee’s responsibilities include:

•       assisting in identifying, recruiting and interviewing director candidates, including persons suggested by stockholders;

•       reviewing the background and qualifications of individuals being considered as director candidates;

•       recommending to the Board the director nominees for election;

•       annually reviewing with the Board the composition of the Board as a whole;

•       recommending to the Board the size and composition of each standing committee of the Board; and

•       annually reviewing committee assignments and the policy with respect to the rotation of committee memberships and/or chairmanships.

The processes and procedures followed by the Nominating Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process” on page 11 of this proxy statement.

The current members of our Nominating Committee are Messrs. Kurzweil (Chairperson), Richards and Wardell. Following our initial public offering in July 2006, our Nominating Committee, which consisted of our two non-independent directors and our one independent director, met two times to nominate additional independent directors to the Board. Following the appointment of the additional independent directors in September 2006, the newly constituted Nominating Committee, consisting of the directors named above, did not meet during fiscal 2006.

Corporate Governance Committee

The Corporate Governance Committee’s responsibilities include:

•       making recommendations on the frequency and structure of Board meetings;

•       monitoring the functioning of the committees of the Board;

•       annually reviewing the Corporate Governance Guidelines and recommending any desirable changes to the Board; and

•       overseeing the self-evaluation of the Board as a whole and the self-evaluation of each Board committee.

The current members of our Corporate Governance Committee are Messrs. Kotler (Chairperson), Kurzweil and Richards. The Board expects to combine the Nominating Committee and the Corporate Governance Committee at its first meeting following the 2007 Annual Meeting. Our Corporate Governance Committee did not meet during fiscal 2006.

Executive and Director Compensation Processes

For a discussion of the process relating to executive officer compensation, please see “Compensation Discussion and Analysis” included elsewhere in this proxy statement.

The Compensation and Benefits Committee is responsible for periodically reviewing the level and form of compensation of our non-employee directors, including how such compensation relates to director  compensation of companies of comparable size, industry and complexity, and for making recommendations to the Board with respect to such compensation. For a description of the annual compensation paid to each non-employee director, please see “Compensation Program for Non-Employee Directors” below.

The Compensation and Benefits Committee has delegated to a New Hire and Retention Award Committee of the Board of Directors limited authority to make equity awards under our existing equity compensation plan. The New Hire and Retention Award Committee consists solely our Chairman of the Board and Chief Executive Officer. The New Hire and Retention Award Committee may only make equity awards in connection with hiring new employees, retention of existing employees and significant promotions. The New Hire and Retention Award Committee may not grant or modify awards to executive officers or certain other senior employees. Subject to annual and individual share limitations set by the Compensation and Benefits Committee every year, the New Hire and Retention Award Committee has the authority to determine the recipient of the award as well as the type and amount of the award. The New Hire and Retention Award Committee will perform the same functions with regard to 2007 Equity and Incentive Plan if it is approved by stockholders, and the annual limits set by the Compensation and Benefits Committee will apply in the aggregate to awards under our 2006 Equity and Incentive Plan and the new plan.

Director Nomination Process

Going forward, the process to be followed by our Nominating Committee to identify and evaluate director candidates will include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating Committee will apply the criteria set forth in the Committee’s charter and in our Corporate Governance Guidelines. These criteria include the candidate’s experience, skills, expertise, diversity, integrity, character, business judgment, time availability, dedication, age, conflicts of interest, reputation for honesty and ethical conduct, and material relationships with the Company and independence from management and the Company. The Committee will not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Our Corporate Governance Guidelines require that if there is a significant change in a director’s primary job responsibilities, such director must tender his or her resignation from the Board and the Nominating Committee shall recommend to the Board whether the Board should accept such proposed resignation or request that the director continue to serve on the Board. In addition, our Corporate Governance Guidelines require that any director attaining the age of 70 must annually tender his or her proposed retirement from the Board and the Nominating Committee shall recommend to the Board whether the Board should accept such proposed retirement or request that the director continue to serve on the Board.

Stockholders may recommend individuals to our Nominating Committee for consideration as potential director candidates by submitting to the Nominating Committee the proposed director’s name, age, business address, principal occupation and principal qualifications. The stockholder making the recommendation must include a statement as to the amount of shares beneficially owned by the stockholder and a statement as to whether the proposed director has consented to serve as a director if elected. Stockholders should send all notice to the Nominating Committee, c/o Corporate Secretary, Cowen Group, Inc., 1221 Avenue of the Americas, New York, NY, 10020. Stockholders may make recommendations at any time, but recommendations for consideration as nominees at the next annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was first mailed to stockholders in connection with the previous year’s annual meeting. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Procedures for Nominating Director Candidates.”

At the Annual Meeting, stockholders will be asked to consider the election of Messrs. Pool and Wardell, who have been nominated for election as directors for the first time. During 2006, Messrs. Pool and Wardell were appointed by our Board as new directors. Messrs. Pool and Wardell were each originally proposed to the Nominating Committee by our Chief Executive Officer and the Board determined to include each of them among its nominees.

Procedures for Nominating Director Candidates

Stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article II, Section 2.10 of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice to our Corporate Secretary delivered to or mailed and received at our principal executive offices at 1221 Avenue of the Americas, New York, NY, 10020, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders. Your notice must set forth (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of Cowen Group, Inc. owned beneficially or of record by the nominee and (iv) all other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Procedures for Contacting the Board of Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairperson of the Nominating Committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the General Counsel considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to Board of Directors, c/o Corporate Secretary, Cowen Group, Inc., 1221 Avenue of the Americas, New York, NY, 10020.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.cowen.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code. You may also request a copy of the code by writing to Cowen Group, Inc., Attn: Corporate Secretary, 1221 Avenue of the Americas, New York, NY 10020.

Compensation Program for Non-Employee Directors

Other than Mr. Wardell, directors who are not Cowen employees received total compensation of $62,502 for their service from the date of their appointment, which in every case, except Mr. Wardell’s, was in September 2006, through the 2007 annual stockholders meeting. Such compensation included $37,500 in cash plus $25,002 in Restricted Stock Units valued as of the close of business on September 13, 2006. Since Mr. Wardell became a director in connection with our initial public offering in July 2006, he received an additional $25,000 in cash. For each year thereafter, each director who is not a Cowen employee will receive annual compensation of $75,000, consisting of $50,000 in cash and $25,000 in Restricted Stock Units. No separate meeting fees are paid. The Restricted Stock Units are vested and not subject to forfeiture, but, except in the event of death, the underlying shares of Cowen Group, Inc. common stock will not be delivered to the holder for at least one year from the date of grant. These equity awards are intended to further align the interests of our directors with those of our stockholders.

The following table contains compensation information for our non-employee directors for the year ended December 31, 2006.

Name	Fees Earned ($)(1)	Stock Awards ($)(2)	Total ($)
Steven Kotler	16,667	25,002	41,669
Jeffrey Kurzweill	16,667	25,002	41,669
Philip B. Pool, Jr.	16,667	25,002	41,669
L. Thomas Richards, M.D.	16,667	25,002	41,669
John E. Toffolon, Jr.	16,667	25,002	41,669
Charles W.B. Wardell, III	41,667	25,002	66,669

(1)          The amounts in this column reflect the cash consideration earned by each director from the time of his appointment through December 31, 2006.

(2)          The stock awards column represents the grant date fair market value of stock awards in accordance with FAS 123R as recognized in our 2006 financial statements. Each director was granted 1,632 restricted stock units effective September 13, 2006. The number of units was determined by dividing $25,000 by the grant date closing price of $15.32, and represents the aggregate total stock awards outstanding for each director as of December 31, 2006.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Each of our “named executive officers” listed in the Summary Compensation Table served as an executive officer for the full year period ending on December 31, 2006. Our “named executive officers” consisted of the following individuals:

•       Kim S. Fennebresque, who serves as our Chairman, Chief Executive Officer and President;

•       Thomas K. Conner, who serves as our Chief Financial Officer and Treasurer;

•       Christopher A. White, who serves as our Vice President and the Chief of Staff and Chief Administrative Officer of Cowen and Company, LLC, our wholly-owned broker-dealer subsidiary;

•       Mark A. Egert, who serves as Chief Compliance Officer of Cowen and Company, LLC; and

•       Jean Orlowski, who serves as Chief Information Officer of Cowen and Company, LLC.

Each of the named executive officers was a member of the Office of the Chief Executive of Cowen and Company, LLC, or the OCE, as of December 31, 2006 and served as a member of the OCE from the date of our initial public offering in July 2006. Subject to the oversight of our Board of Directors, the OCE is responsible for establishing policies and procedures regarding overall corporate decisions, including investment decisions, legal, regulatory and compliance matters, insurance coverage, human resources and administration, information technology, and tax matters. In addition, the OCE sets general compensation policies, determines our financing requirements, objectives and principles, and considers, where appropriate, acquisitions, dispositions and other significant transactions. In addition to the named executive officers listed above, our other executive officers are our General Counsel and the Head of Human Resources of Cowen and Company, LLC, each of whom is a member of the OCE. The members of the OCE are appointed annually by our CEO.

Compensation Philosophy and Objectives

We are committed to maintaining a ratio of compensation and benefit expense to revenues in an amount between 58% and 60%, excluding expense associated with the initial grant of restricted stock and options in connection with our initial public offering and payments related to deferred compensation plans that were terminated as a result of our separation from Société Générale. We were within this range in fiscal 2006. Our compensation program, including compensation of the named executive officers, is designed to achieve three objectives:

•       Pay for Performance.   A significant portion of the total compensation paid to each named executive officer is variable. The amount of compensation paid is determined based on the performance of the Company through an evaluation of internal goals and a comparison of our results to competitor firms, and an evaluation of each executive officer’s contribution to the Company and his or her performance against individualized goals.

•       Align Executive Officers’ Interests with Stockholders’ Interests.   We believe that equity ownership directly aligns the interests of our executive officers with those of our stockholders. We pay our highly compensated employees a portion of their year-end bonus in the form of equity awards subject to service-based vesting requirements. In connection with fiscal 2006 bonus payments, all employees earning at least $300,000 in total compensation for the year received a portion of their bonus in restricted stock. In addition, during 2006, in connection with our separation from Société Générale and our initial public offering, we granted certain of our senior employees, including all of our named executive officers, restricted stock, stock options, or a combination of both.

•       Recruiting and Retention.   We operate in an intensely competitive industry, and we believe that our success is closely related to our recruiting and retention of highly talented employees and a strong management team. We try to keep our compensation program comparable to industry practices so that we can continue to recruit and retain talented executive officers and employees.

Compensation Actions Prior to and in Connection with our Initial Public Offering

Compensation reported in the Summary Compensation Table and elsewhere in this proxy statement reflects several actions taken before or in connection with our separation from Société Générale and our related initial public offering in July 2006. These actions were negotiated prior to the initial public offering and the formation of our Compensation and Benefits Committee, or the Compensation Committee. This Compensation Discussion and Analysis describes our compensation philosophy and objectives since we became a public company and on a going-forward basis. However, we also describe compensation actions before and in connection with our initial public offering since they significantly affect the amounts reported in this proxy statement. The most significant actions are summarized briefly in this section to provide context.

In connection with our initial public offering, our Chief Executive Officer received 975,000 shares of restricted stock (6.5% of our common stock outstanding immediately following the offering). These shares “cliff vest” on December 31, 2010 provided Mr. Fennebresque remains employed with us on that date (subject to earlier vesting in the event of specified terminations as described elsewhere in this proxy statement). Other executive officers also received awards of restricted stock as well as stock options in connection with our initial public offering. The amount of Mr. Fennebresque’s stock award was determined by Société Générale. For our other executive officers, the amounts of these awards were determined by our Chief Executive Officer and Société Générale. Please see the “Grants of Plan-Based Awards” table on page 25 below for a description of the awards made to our named executive officers. The amount of the initial public offering related equity awards that we recognized as compensation expense for 2006 financial reporting purposes under FAS 123R are included in the Summary Compensation Table on page 23, and will continue to be reported in that table in future years as the compensation expense is recognized over the vesting period.

Also, in light of the importance of Mr. Fennebresque’s continued service to us and his contributions to our separation from Société Générale and initial public offering, we executed an employment agreement with Mr. Fennebresque prior to our initial public offering. Mr. Fennebresque’s employment agreement is further described below in “Employment Agreement with Kim S. Fennebresque” on page 25. Under this agreement, Mr. Fennebresque receives a base salary of $250,000 per year and a minimum guaranteed annual bonus of $1,750,000 per year, which can be increased in the Compensation Committee’s discretion.

Finally, in connection with our separation and initial public offering, certain of our named executive officers received various distributions under deferred compensation arrangements that were terminated as a result of our separation from Société Générale. These distributions are described in “Non-Qualified Deferred Compensation Plans” on page 31 below. We do not currently maintain non-qualified deferred compensation arrangements for our executive officers.

As noted above, we have excluded these initial public offering related equity grants and the deferred compensation distributions from the computation of our ratio of compensation and benefits expense to revenues.

Setting Compensation

Our Board of Directors, based on recommendations from the Compensation Committee, has the responsibility for approving the compensation paid to our executive officers as well as certain other highly compensated employees. At the end of each year, the Compensation Committee recommends to the Board that the Board approve the amount of total compensation to be paid to such individuals in recognition of the previous year’s performance. Except as noted below, the Board of Directors has full discretion to determine the amount of compensation to be paid to each of these individuals. As described above, our Chief Executive Officer’s salary and minimum annual bonus are set forth in our employment agreement with him. The Compensation Committee has discretion to increase, but not decrease, the minimum annual bonus or provide other forms of compensation to our Chief Executive Officer.

Involvement of Executive Officers

Our Chief Executive Officer, in consultation with our Chief Administrative Officer and employees in our Human Resources department, assists the Compensation Committee with its work. These individuals assist the Compensation Committee by presenting information to the Compensation Committee and making recommendations for the Compensation Committee’s review and consideration. Such information and recommendations include, among other things, the compensation that should be received by the executive officers and certain other highly compensated employees; performance evaluations; financial information regarding the Company that should be reviewed in connection with compensation decisions;

the firms to be included in a compensation peer group; and the evaluation and compensation process to be followed by the Compensation Committee.

Compensation Peer Group

In making compensation decisions, our Compensation Committee reviewed two sets of peer group data. One set of data included a compensation peer group of firms identified by management with which we compete for executive talent. For 2006, our compensation peer group consisted of Greenhill & Co., Inc., Jefferies Group, Inc., Knight Capital Group, Lazard LLC, Piper Jaffray & Co., and Thomas Weisel Partners Group, LLC. Management, together with PricewaterhouseCoopers, or PWC, the Compensation Committee’s compensation consultant, gathered and provided information to the Compensation Committee relating to the compensation of the executive officers of these peer firms, including annual base salary, annual cash bonus, equity awards and all other compensation. The Compensation Committee used these data when determining our 2006 compensation levels to ensure that our compensation levels are competitive relative to the compensation paid by our peer group.

The other set of peer group data was external market surveys provided by MGMC, Inc., a compensation advisory firm. These market surveys allowed the Compensation Committee to benchmark each executive officer’s total compensation against that of certain boutique investment banks and global investment banks. We use these external market surveys because we compete with companies of various sizes for executive officers and other senior employees. For 2006, the boutique investment banks included the following firms: BNP Paribas, CIBC, Dresdner Kleinwort Wasserstein, Jefferies Group, Inc., Lazard LLC, Piper Jaffray & Co., Prudential, Thomas Weisel Partners Group, LLC and Wachovia Securities. The global investment banks included the following firms: Banc of America, Barclays Capital, Bear Stearns, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, HSBC, JPMorgan Chase, Lehman Brothers, Merrill Lynch, Morgan Stanley and UBS. Each executive officer’s total compensation for each of 2005 and 2004, and his compensation recommendation by management to the Compensation Committee for 2006, were compared to: (i) the 2005 midpoint and projected 2006 midpoint of total compensation of a similarly positioned executive officer at a boutique investment bank; and (ii) the 2005 and projected 2006 average, 25th, 50th and 75th percentile of total compensation of an officer with similar functions (but not necessarily the same title) at a global investment bank. The amounts projected for 2006 were derived from MGMC’s compensation trend analysis for both boutique and global investment banks. The Compensation Committee reviews such composite market data to determine the market median compensation paid to similarly-situated executives. Market data are some of the many factors considered by the Compensation Committee when setting compensation, and the amount paid to each executive officer may be more or less than the composite market median based on the roles and responsibilities of the executive officer, experience level and other factors.

Compensation Consultant

In 2006, the Compensation Committee engaged PWC as a compensation consultant to provide peer group analyses, competitive assessments and advice. At the request of the Compensation Committee, PWC participated in several Compensation Committee meetings during 2006 and advised the Compensation Committee as to the competitiveness of the base salary and bonus recommendations presented by our Chief Executive Officer, and the competitiveness of the ultimate compensation levels approved by the Board of Directors for each executive officer (including the Chief Executive Officer) and certain other highly compensated employees.

Compensation Program and Payments

Our executive compensation consists of base salary, an annual bonus paid in the form of cash and equity-based awards and benefits, such as life insurance and other personal benefits. In addition, in connection with our initial public offering, all of our executive officers received grants of restricted stock, stock options or a combination of both and some named executive officers received payouts from non-qualified deferred compensation plans that were sponsored by Société Générale. Our Chief Executive Officer is also eligible to receive certain payments upon a termination or change in control.

Base Salary

When making compensation decisions, the Compensation Committee makes a determination as to the total compensation an executive officer should receive for that fiscal year, and base salary is a component of that total compensation. The purpose of base salary is to provide a set amount of cash compensation for each executive officer that is not variable in nature and is generally competitive with market practices. Each year the Compensation Committee approves a cap on the aggregate firm-wide dollar amount of base salary increases based on a percentage of the prior year firm-wide base salary level. The base salary levels established for our named executive officers reflect a desire to maintain a relatively equitable compensation baseline among all senior employees, including our Chief Executive Officer. In fiscal 2006, the base salaries of our named executive officers did not constitute a significant portion of their overall compensation. This is consistent with standard practice within the securities industry and we believe this allows us to reward performance.

On occasion, we may adjust executive officers’ base salaries within the firm-wide base salary cap described above. For fiscal 2006, we maintained the base salary of each named executive officer, other than for Mr. White, from that paid during fiscal 2005. Each of the named executive officers, other than Mr. Fennebresque, received a base salary of $200,000 for fiscal 2006. Consistent with our employment agreement with Mr. Fennebresque, he received a base salary of $250,000. For fiscal 2006, Mr. White’s base salary was increased from his fiscal 2005 base salary to reflect his new role at Cowen and Company, LLC and the increased responsibilities associated with that role. For fiscal 2007, each of Mr. Conner’s and Mr. White’s base salaries has been increased to $250,000. The fiscal 2007 base salaries for all of our other named executive officers will remain the same as their fiscal 2006 base salaries.

Annual Bonus

The majority of total compensation received by each executive officer is paid in the form of an annual bonus. This is consistent with our view that a significant portion of compensation paid is to be based on the performance of the Company and of each executive officer. Each year, our senior management develops an equity distribution grid that sets forth the percentage of total compensation an employee will receive in the form of equity awards, in lieu of, not in addition to, a cash payment. The equity component of the annual bonus is subject to a vesting schedule as discussed below. The equity distribution grid is discussed and ultimately approved by the Compensation Committee. When approving the equity distribution grid, the Compensation Committee reviews how much stock is available under our equity and incentive plans for grants to employees and attempts to maximize our objective of aligning executives’ interests with the interests of our stockholders. While doing this evaluation, the Compensation Committee reviews the practices of our peer companies. For fiscal 2006, the equity distribution grid set forth that any employee, regardless of title, earning total compensation in excess of $300,000 would receive a percentage of his or her compensation over $250,000 in the form of an equity award. According to the equity distribution grid, the percentage of total compensation that must be paid in equity increases as total compensation increases. For example, according to the fiscal 2006 equity distribution grid, an employee earning $300,000 in total compensation will receive 1.6% of his or her total compensation in the form of an equity award, while an employee earning over $3 million in total compensation will receive at least 28% of his or her total compensation in the form of an equity award. The Compensation Committee will evaluate the grid every year and make necessary changes to both remain competitive with our peer companies and to continue aligning the interests of our executive officers’ with the interests of our stockholders.

For fiscal 2006, the Compensation Committee decided that all equity compensation, including that paid to Mr. Fennebresque, relating to fiscal 2006 bonuses was to be paid in shares of restricted stock vesting as follows: 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date. In deciding what form the equity awards should take, the Compensation Committee evaluated the following factors:

•       the number of shares of restricted stock that would need to be granted to achieve the appropriate dollar amount of equity being awarded to the employee;

•       the number of options that would need to be granted to achieve the appropriate dollar amount of equity being awarded to the employee, which for fiscal 2006 the Compensation Committee determined was approximately two and a half times the number of shares of restricted stock;

•       limiting as much as possible the dilution to our stockholders associated with the issuance of additional shares; and

•       the limited number of shares of common stock available for grant under our 2006 Equity and Incentive Plan.

Based on these and other factors, the Compensation Committee decided that, for fiscal 2006, restricted stock was the preferable form of equity award to be granted for compensation purposes.

At its December 21, 2006 meeting, the Compensation Committee reviewed and recommended for the Board of Directors’ approval the final fiscal 2006 bonuses for our executive officers and certain other highly compensated employees. On December 22, 2006, the Board of Directors reviewed and approved the Compensation Committee’s recommendations. All bonuses relating to fiscal 2006 were paid in early 2007. The equity portion of the bonus was granted in January 2007 and the cash portion of the bonus was paid in February 2007. To eliminate the impact that a significant price change in the market value of our common stock may have on the number of shares of restricted stock that were to be delivered to an employee, the Compensation Committee approved valuing the restricted stock using the volume-weighted average price for the 15 trading days ending on a date in early January, which equaled $19.57 per share.

As noted above, our employment agreement with our Chief Executive Officer provides that he is entitled to a guaranteed minimum annual bonus of $1,750,000. The Compensation Committee may exercise discretion to pay him additional amounts. Our Chief Executive Officer’s total compensation, which includes his minimum annual bonus, is subject to the equity distribution grid described above.

Compensation Determinations and Relevant Factors

When determining the amount of annual bonus to be paid for fiscal 2006, the Compensation Committee reviewed and considered the following information:

•       the improved financial performance of the Company as a whole and each individual business unit as reflected by a 17.2% increase in the Company’s revenue for fiscal 2006 compared to fiscal 2005;

•       the financial performance of the Company compared to comparable public companies and other companies in the securities industry;

•       external market surveys of total compensation paid by certain boutique investment banks and global investment banks;

•       historical compensation information for each executive officer;

•       the successful separation of the Company from Société Générale;

•       the successful completion of the Company’s initial public offering;

•       performance evaluations of the members of the OCE other than the Chief Executive Officer, prepared by the Chief Executive Officer, reflecting the Chief Executive Officer’s review and peer reviews of each executive officer, which the Compensation Committee discussed with the Chief Executive Officer;

•       base salary, cash bonus, equity awards and all other compensation paid by the compensation peer group; and

•       recommendations of the Chief Executive Officer regarding total compensation, which the Compensation Committee discussed with the Chief Executive Officer.

Mr. Fennebresque’s Compensation.   When setting fiscal 2006 total compensation for Mr. Fennebresque, in addition to the terms of his employment agreement, the following factors significantly influenced the Compensation Committee:

•       Mr. Fennebresque played a significant leadership role in planning and executing the Company’s separation from Société Générale, including the establishment of corporate functions previously provided by Société Générale, such as risk management, legal and compliance, and internal audit.

•       Mr. Fennebresque played a significant leadership role in the Company’s initial public offering, including negotiating various separation agreements with Société Générale in preparation for the offering and leading the team responsible for marketing the offering.

•       The Company achieved improved financial results for 2006 compared to 2005, including a 17.2% revenue increase, with revenue growth across all platforms including sales and trading, which experienced revenue growth for the first time since 2000.

•       The Company strengthened its existing platform through strategic personnel investments and new initiatives, such as:

•        hiring a new Head of Investment Banking;

•        trading listed options; and

•        creating sales teams focused on middle market investors and soft dollars.

•       The Company took significant steps towards adding complementary business lines, such as:

•        hiring a Head of Asset Management; and

•        forming Cowen Healthcare Royalty Partners to conduct an alternative asset management business.

•       Mr. Fennebresque is subject to an employment agreement that set the minimum amount of his annual bonus for fiscal 2006, as described below under “Employment Agreement with Kim S. Fennebresque.”

The Compensation Committee considered the achievements described above, consulted with Mr. Fennebresque regarding these achievements and his potential compensation and decided to increase Mr. Fennebresque’s bonus in light of these achievements.

Under the SEC’s rules, we are required to report in the Summary Compensation Table the dollar amounts of the restricted stock received by Mr. Fennebresque that are recognized by the Company as compensation costs for financial reporting purposes (excluding forfeiture assumptions) in accordance with

FAS 123R for the fiscal year. As a result, no portion of the bonus paid to Mr. Fennebresque in the form of restricted stock for his fiscal 2006 performance is included in the Summary Compensation Table because the equity award was made in 2007. The table below sets forth the total compensation awarded to Mr. Fennebresque for his fiscal 2006 performance. The amount includes the dollar value of the entire amount of the equity award received by Mr. Fennebresque in January 2007 but does not include the amount of restricted stock awarded to Mr. Fennebresque in connection with our initial public offering. We believe this information is helpful to understanding how our compensation program rewarded Mr. Fennebresque for his performance during fiscal 2006.

Based on the information and factors described above, the Compensation Committee awarded Mr. Fennebresque total compensation for fiscal 2006 of $4,000,000 (excluding the award of restricted stock in connection with our initial public offering and distributions of certain deferred compensation plans). Such amount, after being subject to the equity distribution grid, was paid as follows:

Name	Title	Base Salary	Cash Bonus	Restricted Stock		All Other Compensation		Total Compensation
Kim S. Fennebresque	Chairman, Chief	$250,000	$2,347,500	$1,337,500		$65,000	(1)	$4,000,000
	Executive Officer and President			(68,345 shares	)

(1)          All other compensation for Mr. Fennebresque includes the $65,000 salary of his personal driver and a de minimis annual premium payment for a $50,000 term life insurance policy.

Other Named Executive Officers’ Compensation.   Total compensation for the other four named executive officers was based on their respective contributions in achieving the Company’s accomplishments described above. Under the SEC’s rules, we are required to report in the Summary Compensation Table the dollar amounts of the restricted stock for each named executive officer recognized by the Company as compensation costs for financial reporting purposes (excluding forfeiture assumptions) in accordance with FAS 123R for the fiscal year. As a result, no portion of the bonuses paid in restricted stock to our named executive officers for their fiscal 2006 performance is included in the Summary Compensation Table because the equity awards were made in 2007. The table below sets forth the total compensation awarded to the named executive officers for their fiscal 2006 performance. These amounts include the dollar value of the entire amount of the equity award received by the named executive officer in January 2007 but does not include any amounts for the restricted stock and options paid to the named executive officers in connection with our initial public offering. As noted, certain of the named executive officers received a one time special bonus to recognize his efforts in connection with our initial public offering, which amounts are included in the table. We believe this information is helpful to understanding how our compensation program rewarded our executive officers for their performance during fiscal 2006.

Based on the information and factors described above, the Compensation Committee awarded each of the following named executive officers total compensation for fiscal 2006 as set forth below in the “Total Compensation” column (excluding the awards of restricted stock and stock options in connection with our initial public offering and distributions of certain deferred compensation plans). Such amounts, after being subject to the equity distribution grid, were paid as follows:

Name	Title	Base Salary	Cash Bonus	Restricted Stock		Total Compensation(1)
Thomas K. Conner	Chief Financial	$200,000	$435,000	$65,000		$700,000
	Officer and Treasurer			(3,322 shares	)
Christopher A. White	Chief of Staff and	$200,000	$662,500	$137,500		$1,000,000
	Chief Administrative Officer			(7,027 shares	)
Mark A. Egert	Chief Compliance	$200,000	$355,000	$45,000		$600,000
	Officer			(2,300 shares	)
Jean Orlowski(2)	Chief Information	$200,000	$355,000	$45,000		$600,000
	Officer			(2,300 shares	)

(1)          Messrs. Conner, Egert and Orlowski each received a one-time special bonus in connection with the unique efforts in furtherance of the Company’s separation from Société Générale and the initial public offering as follows: Mr. Conner, $75,000; Mr. Egert, $80,000; Mr. Orlowski, $50,000. This bonus was subject to the equity distribution grid; therefore the amounts listed in the “Cash Bonus,” “Restricted Stock” and “Total Compensation” columns reflect the payment of this bonus.

(2)          On April 18, 2007, Mr. Orlowski submitted his resignation. As a result, all of Mr. Orlowski’s equity awards will be forfeited.

Form of Payment

Consistent with our philosophy regarding aligning executive officers’ interests with stockholders’ interests, the annual bonus for the named executive officers, including our Chief Executive Officer, was paid in a combination of cash and equity. As discussed above, the equity distribution grid set forth the percentage of total compensation an employee must receive in the form of equity awards. For our named executive officers, the equity portion represented 11% to 36% of the total annual bonus payment, and was paid entirely in shares of restricted stock. The restricted stock was granted on January 16, 2007 and the cash portion was paid on February 15, 2007. The restricted stock will vest over a three year period with 25% vesting on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% vesting on the third anniversary of the grant date, in each case, subject to the terms and conditions of the applicable award agreements. The number of shares of restricted stock granted to each executive officer was calculated by first referencing the equity distribution grid to determine the percentage of total compensation that was to be paid in equity and second, dividing the dollar amount of such percentage by $19.57, which, as described above, was the volume-weighted average price for the 15 trading days ending in early January.

Other Compensation and Benefits

As a subsidiary of Société Générale, certain of our senior employees and executive officers had participated in various Société Générale deferred compensation and other compensation plans, including the Fidelity Bonus Plan, the Société Générale Corporate and Investment Banking Partnership, the SG Deferred Compensation Plan for Executives, the Merchant Banking Fund Co-investment Plan and SG Cowen Ventures I L.P. Each of these plans is described in more detail in the “Non-Qualified Deferred

Compensation” section below. Employees who participated in these plans were either granted a deferred bonus award or voluntarily deferred compensation. Such amounts were either invested or deemed invested in certain measuring investments. Funds deposited in certain of these plans vested immediately, while other plans required vesting over time. However, in connection with our initial public offering and separation from Société Générale, all employees who participated in these deferred compensation plans became fully vested (other than leverage, if any, provided by Société Générale under the Merchant Banking Fund Co-investment Plan) and in most instances amounts due to such employees were distributed to them in connection with our separation from Société Générale. Certain of our named executive officers received distributions from these plans during fiscal 2006 as shown in the “Non-Qualified Deferred Compensation” table set forth below. Following our initial public offering, we have not maintained any deferred compensation plans.

In determining our compensation and benefits expense to revenue ratio for fiscal 2006, we excluded from our calculation the compensation expense associated with the deferred compensation plans that were terminated as a result of our separation from Société Générale and our initial public offering. We believe that these amounts should be excluded because these payments related solely to our separation from Société Générale, Société Générale required us to accelerate payments where possible and most of these payments will not recur.

During fiscal 2006, Mr. Fennebresque and Mr. Orlowski each exercised Société Générale stock options previously awarded to them. The value realized by Messrs. Fennebresque and Orlowski upon exercise was $1,117,696 and $92,112, respectively.

During fiscal 2006, we paid $65,000 for a driver for Mr. Fennebresque, which amount has been attributed to Mr. Fennebresque as compensation.

Awards in Connection with Our Initial Public Offering

Consistent with our philosophies regarding aligning executives’ interests with stockholders’ interests and retention of senior employees and in connection with our initial public offering and separation from Société Générale, we granted certain of our senior employees and executive officers equity awards. We and Société Générale agreed that a combination of restricted stock and stock options was the optimal way to align the long-term and short-term goals of Cowen, Société Générale and our other stockholders. Société Générale agreed to fund the restricted stock portion of the equity grant. The amount of restricted stock that Société Générale contributed was determined through negotiations between our executive officers and Société Générale. These negotiations preceded our initial public offering. As a result, the Compensation Committee was not involved in these negotiations.

The amount of restricted stock and stock options awarded to our executive officers and senior employees was determined by our Chief Executive Officer and Société Générale. Our Chief Executive Officer’s equity award was determined solely by Société Générale. See the “Summary Compensation” and the “Grants of Plan-Based Awards” tables for the amount of restricted stock and stock options granted to each of our named executive officers in connection with our initial public offering.

With the exception of the shares granted to Mr. Fennebresque, the restricted stock vests as follows: 25% on each of the third and fourth anniversaries of the grant date and the remaining 50% of the shares on the fifth anniversary of the grant date. Mr. Fennebresque’s shares of restricted stock will all vest on December 31, 2010, except as set forth below under “Employment Agreement with Kim S. Fennebresque.” The stock options have an exercise price of $16.00 per share, which was the initial offering price to the public of our common stock. The options vest in 25% annual increments commencing on the second anniversary of the grant date. The grant date of both the restricted stock and the stock options was the date of our initial public offering, July 12, 2006.

In determining our compensation expense to revenue ratio for fiscal 2006, we excluded from our calculation the compensation expense associated with the equity awards made in connection with our initial public offering.

Termination and Change of Control Arrangements

The equity award agreements with our named executive officers, other than our Chief Executive Officer, mandate that upon a termination of employment, other than a qualified retirement, all unvested equity awards, and on occasion, all vested equity awards, will be forfeited. See “Provisions of Equity Award Agreements with Named Executive Officers other than our Chief Executive Officer” below for a discussion of the equity award agreements. In addition, each named executive officer, other than our Chief Executive Officer, must be employed by us on the payment date, with respect to cash, and on the grant date, with respect to equity awards, to receive those components of his annual bonus. Upon a change-in-control, all equity awards, including those granted to our Chief Executive Officer, will fully vest and all restrictions will lapse.

Our employment agreement with Mr. Fennebresque provides for severance payments in certain cases upon the termination of his employment and for the accelerated vesting of his equity awards. See “Potential Payments Upon Termination or Change-In-Control” for a discussion of the circumstances and the amounts that would be paid to Mr. Fennebresque if his employment is terminated. Mr. Fennebresque’s employment agreement was negotiated with Société Générale prior to our initial public offering.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation and Benefits Committee of the Board of Directors of Cowen Group, Inc.

Charles W.B. Wardell, III, Chairperson
Philip B. Pool, Jr.
John E. Toffolon, Jr.

Summary Compensation Table

The following table sets forth compensation information for the year ended December 31, 2006 for our Chief Executive Officer, our Chief Financial Officer, and our three other most highly-compensated named executive officers, all of whom were serving as executive officers at the year-end.

				Stock	Option	All Other
Name & Principal Position(s)	Year	Salary ($)	Bonus ($)(1)	Awards ($)(2)	Awards ($)(3)	Compensation ($)(4)	Total ($)
Kim S. Fennebresque	2006	250,000	2,347,500	1,733,333	—	65,000 (5)	4,395,833
Chairman and Chief Executive Officer
Thomas K. Conner	2006	200,000	435,000	25,179	12,616	—	672,795
Chief Financial Officer
Christopher A. White	2006	200,000	662,500	37,793	18,882	—	919,175
Chief of Staff and Chief Administrative
Officer—Cowen and Company, LLC
Jean Orlowski(6)	2006	200,000	355,000	15,108	7,570	—	577,678
Chief Information Officer—Cowen and
Company, LLC
Mark A. Egert	2006	200,000	355,000	10,077	5,038	—	570,115
Chief Compliance Officer—Cowen and
Company, LLC

(1)          The amounts in this column reflect cash bonuses paid to the named executive officers for fiscal 2006 performance. Messrs. Conner, Orlowski and Egert each received a special one-time bonus in connection with our initial public offering as follows: Mr. Conner, $75,000, Mr. Egert, $80,000 and

Mr. Orlowski, $50,000. The entries in this column for Messrs. Conner, Orlowski and Egert include the cash component of their special one-time bonuses in the amounts of $60,000, $40,000 and $64,000, respectively. The remaining portion of their special one-time bonus was awarded as equity following our fiscal 2006 year end and is therefore not reflected in the table. The amount of cash bonus for each named executive officer was determined by inputting each named executive officer’s fiscal 2006 total compensation (as set forth above under “Compensation Discussion and Analysis—Compensation Program and Payments”) into the equity distribution grid to determine the amount of cash and the amount of equity each named executive officer will receive. All bonuses for named executive officers were entirely discretionary except for Mr. Fennebresque’s bonus. Pursuant to Mr. Fennebresque’s employment agreement, he was entitled to receive a minimum annual bonus of $1,750,000. Any annual bonus amount awarded to Mr. Fennebresque greater than $1,750,000 was awarded at the discretion of the Compensation Committee.

(2)          The entries in the stock awards column reflect the dollar amounts of stock-based compensation recognized for 2006 financial statement reporting purposes in accordance with FAS 123R, excluding forfeiture assumptions. For each named executive officer, the amount reflects the compensation cost of the restricted stock awards granted in connection with our initial public offering in July 2006. In accordance with FAS 123R expense recognition provisions, unearned compensation associated with share-based awards with graded vesting periods is expensed on an accelerated basis over the vesting period of the award. Please refer to Note 14 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for a discussion of the relevant assumptions used to determine the valuation of our stock for accounting purposes. Please note that this table does not include restricted stock awards related to fiscal 2006 bonuses since those awards were made after December 31, 2006. Please see “Compensation Discussion and Analysis—Compensation Program and Payments” above for the amount of restricted stock granted to named executive officers in connection with fiscal 2006 bonuses.

(3)          The entries in the option awards column reflect the dollar amounts of stock-based compensation recognized for 2006 financial statement reporting purposes in accordance with FAS 123R, excluding forfeiture assumptions. For each named executive officer, the amount reflects the compensation cost of the stock option awards granted in connection with our initial public offering in July 2006. In accordance with FAS 123R expense recognition provisions, unearned compensation associated with share-based awards with graded vesting periods is expensed on an accelerated basis over the vesting period of the award. Please refer to Note 14 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for a discussion of the relevant assumptions used to determine the valuation of our stock options for accounting purposes.

(4)          Entries in this column exclude distributions made to certain of our named executive officers under certain deferred compensation plans sponsored by Société Générale and terminated in connection with our separation from Société Générale and our initial public offering. In 2006, Messrs. Fennebresque, Conner and White received $2,973,405, $65,791 and $431,610, respectively, in connection with these deferred compensation plans. For additional information regarding the individual plans and distributions please see “Non-Qualified Deferred Compensation Plans” below.

(5)          All other compensation for Mr. Fennebresque includes the $65,000 salary of his personal driver and a de minimis annual premium payment for a $50,000 term life insurance policy.

(6)          On April 18, 2007, Mr. Orlowski submitted his resignation. As a result, all of Mr. Orlowski’s equity awards will be forfeited.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards made to the named executive officers during fiscal 2006. All grants were made under the 2006 Equity and Incentive Plan.

			All Other	All Other
			Stock	Option
			Awards:	Awards:		Grant Date
			Number of	Number of	Exercise	Fair Value of
			Shares of	Securities	Price of	Stock and
		Corporate	Stock or	Underlying	Option	Option Awards
	Grant Date	Action Date	Units (#)(1)	Options (#)(2)	Awards ($)	($)(3)
Kim S. Fennebresque	7/12/2006	7/11/2006	975,000	—	—	15,600,000
Thomas K. Conner	7/12/2006	7/11/2006	12,803	12,879	16.00	283,492 (4)
Christopher A. White	7/12/2006	7/11/2006	19,217	19,276	16.00	425,178 (5)
Jean Orlowski(6)	7/12/2006	7/11/2006	7,682	7,728	16.00	170,102 (7)
Mark A. Egert	7/12/2006	7/11/2006	5,124	5,143	16.00	113,389 (8)

(1)          Amounts in this column represent one-time awards of restricted stock to our named executive officers in connection with our initial public offering. Pursuant to the equity award agreement, all shares of restricted stock were granted at $16.00 per share, equal to our initial public offering price. Our stock began trading on the Nasdaq Global Market on July 13, 2006.

(2)          Amounts in this column represent one-time awards of options to our named executive officers in connection with our initial public offering. Pursuant to the equity award agreement, the exercise price of the options is $16.00 per share, equal to our initial public offering price. Our stock began trading on the Nasdaq Global Market on July 13, 2006.

(3)          The amounts in this column represent the grant date fair value of the awards in accordance with FAS 123R, excluding forfeiture assumptions. Refer to Note 14 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for a discussion of the relevant assumptions used to determine the valuation of our stock and options for accounting purposes.

(4)          The grant date fair value of Mr. Conner’s awards consists of $204,848 related to restricted stock awards and $78,644 related to option awards.

(5)          The grant date fair value of Mr. White’s awards consists of $307,472 related to restricted stock awards and $117,706 related to option awards.

(6)          On April 18, 2007, Mr. Orlowski submitted his resignation. As a result, all of Mr. Orlowski’s equity awards will be forfeited.

(7)          The grant date fair value of Mr. Orlowski’s awards consists of $122,912 related to restricted stock awards and $47,190 related to option awards.

(8)          The grant date fair value of Mr. Egert’s awards consists of $81,984 related to restricted stock awards and $31,405 related to option awards.

Employment Agreement with Kim S. Fennebresque

We entered into an employment agreement with Mr. Fennebresque effective January 1, 2006, pursuant to which Mr. Fennebresque serves as Chairman and Chief Executive Officer of Cowen and Company, LLC. The employment agreement has an initial term that continues through December 31, 2007 (subject to earlier termination by us or Mr. Fennebresque), and will be automatically renewed for one additional two-year period (2008 and 2009) and one additional one-year period (2010), unless either party provides written notice to the other that the term will not be so extended. Mr. Fennebresque may not voluntarily retire, resign or otherwise terminate his employment relationship with us (other than for good reason as defined in “Potential Payments Upon Termination or Change-In-Control” below) without first giving us at least 180 days prior written notice of his retirement, resignation or other termination.

Pursuant to the employment agreement, Mr. Fennebresque receives a base salary of $250,000 per year. In addition to his base salary, Mr. Fennebresque is entitled to receive, with respect to each of the first four years of the agreement’s term (assuming Mr. Fennebresque is still employed by us), a minimum annual bonus of $1,750,000 (less applicable tax and payroll deductions). Beginning in the fifth year of the agreement’s term (assuming Mr. Fennebresque is still employed by us), Mr. Fennebresque will be entitled to receive a minimum annual bonus of $1,750,000 (less applicable tax and payroll deductions), of which $750,000 will be paid within two-and-one-half months after the end of the fiscal year in which such bonus was earned and $1,000,000 of which will be deferred in accordance with the provisions of Section 409A of the Internal Revenue Code of 1986, or the Code, and the guidance and regulations promulgated thereunder and will be paid to Mr. Fennebresque immediately following the six-month anniversary of his termination of employment (or earlier, if permitted by Section 409A of the Code). In addition, in each year in which Mr. Fennebresque is employed by us, he will be entitled to earn an additional annual bonus as determined by the Compensation Committee.

Mr. Fennebresque is also entitled to receive retirement and welfare benefits on the same basic terms and conditions we provide to other employees of similar position, rank and status.

In connection with our initial public offering, Mr. Fennebresque received 975,000 shares of restricted stock (6.5% of our common stock outstanding immediately following the offering) that vest on December 31, 2010. In order to vest in such shares, Mr. Fennebresque must be employed by us on December 31, 2010; provided, however, such shares will become fully vested if Mr. Fennebresque’s employment terminates by reason of death or disability, if Mr. Fennebresque is terminated by us without cause (as defined below in “Potential Payments Upon Termination or Change-In-Control”) or if Mr. Fennebresque terminates his employment for good reason (as defined below in “Potential Payments Upon Termination or Change-In-Control”) prior to that date. In the event Mr. Fennebresque terminates his employment without good reason or is terminated by us for cause prior to December 31, 2010, he will not be entitled to vest in any such shares. In the event we experience a change in control (as defined below in “Potential Payments Upon Termination or Change-In-Control”) while Mr. Fennebresque is employed by us during the term of his employment agreement, any outstanding equity awards then held by Mr. Fennebresque will become fully vested and exercisable and any restrictions thereon will lapse. Please see “Potential Payments Upon Termination or Change in Control” below for a description of payments that Mr. Fennebresque would be entitled to receive upon a termination or change in control.

In the event Mr. Fennebresque is terminated during the term of his employment agreement or within one year following the expiration of the term of the employment agreement (other than a termination due to a change in control), Mr. Fennebresque will be subject to a non-solicitation restrictive covenant. Pursuant to the terms of his employment agreement, Mr. Fennebresque may not, during his employment or thereafter, disclose or furnish any of our confidential and proprietary information to any third party, except as otherwise required by law. At our request, and in any event upon termination of employment, Mr. Fennebresque is obligated to return all company property and work product to us.

Provisions of Equity Award Agreements with Named Executive Officers other than our Chief Executive Officer

Pursuant to the award agreements with our named executive officers other than Mr. Fennebresque, restricted stock awarded in connection with our initial public offering will vest with respect to 25% of the shares on each of the third and fourth anniversaries of the grant date and the remaining 50% on the fifth anniversary of the grant date provided that the terms and conditions of the applicable award agreements are satisfied. Award recipients retain the right to vote restricted shares they hold and to receive dividends, if any, paid at the same rate paid to our other stockholders. Also, pursuant to their award agreements, options awarded to our named executive officers in connection with our initial public offering expire on the seventh anniversary of the initial public offering and vest in 25% annual increments commencing on July 12, 2008, the second anniversary of the grant date.

In addition, pursuant to the award agreements with our named executive officers other than Mr. Fennebresque, if an award recipient is terminated for cause (as defined below), both vested and unvested equity awards are subject to forfeiture. If an award recipient’s employment is terminated other than for cause, except for a qualified retirement (as defined below), the award recipient’s unvested equity awards are subject to forfeiture. In addition, a retired employee’s unvested equity awards and equity awards that vested during retirement, are subject to forfeiture if the employee violates any of the covenants in his or her award agreement.

For the purposes of the award agreements with the named executive officers, other than Mr. Fennebresque, relating to the restricted stock and options awarded in connection with our initial public offering:

•       “cause” means (A) a breach by the employee of any provisions of the award agreement, including any of the restrictive covenants contained therein; or (B) (I) the employee has been convicted of any crime; (II) fraud, dishonesty, gross negligence or substantial misconduct in the employee’s performance of his or her duties and responsibilities; (III) the employee violates or fails to comply with the Company’s internal policies or the rules and regulations of any regulatory or self-regulatory organization with jurisdiction over the Company; or (IV) the employee fails to perform the material duties of his or her position.

•       a “qualified retirement” means a retirement in accordance with Company policies after such person has attained the age of 55 and completed five years of continuous service for the Company or one of its subsidiaries or affiliates, but only including such service after December 31, 2003.

Outstanding Equity Awards at Fiscal Year End

The following table contains certain information regarding equity awards held by the named executive officers as of December 31, 2006.

	Option Awards			Stock Awards
	Number of Securities
	Underlying	Option	Option	Number of	Market Value of
	Unexercised Options	Exercise	Expiration	Shares that have	Shares that have
Name	Unexercisable (#)	Price ($)	Date(1)	Not Vested (#)(2)	Not Vested ($)(3)
Kim S. Fennebresque	—	—	—	975,000	20,621,250
Thomas K. Conner	12,879	16.00	7/12/2013	12,803	270,783
Christopher A. White	19,276	16.00	7/12/2013	19,217	406,440
Jean Orlowski(4)	7,728	16.00	7/12/2013	7,682	162,474
Mark A. Egert	5,143	16.00	7/12/2013	5,124	108,373

(1)          Options expiring on July 12, 2013 will vest in 25% annual increments commencing on July 12, 2008, the second anniversary of the grant date, in each case so long as the award recipient complies with the terms and conditions of the applicable award agreements.

(2)          Except in the case of Mr. Fennebresque, all of the above stock awards will vest with respect to 25% of the shares on each of the third and fourth anniversaries of the grant date and the remaining 50% on the fifth anniversary of the grant date provided that the terms and conditions of the applicable award agreements are satisfied. Mr. Fennebresque’s stock awards will vest on December 31, 2010 except as otherwise set forth in his employment agreement.

(3)          The values in the column are based on the $21.15 closing price of our common stock on the Nasdaq Global Market on December 29, 2006, the last trading day of 2006.

(4)          On April 18, 2007, Mr. Orlowski submitted his resignation. As a result, all of Mr. Orlowski’s equity awards will be forfeited.

Option Exercises and Stock Vested

None of the equity awards held by the named executive officers vested or were exercisable during the fiscal year ended December 31, 2006.

In 2006, two of our named executive officers exercised options to purchase shares of Société Générale stock. These options were granted prior to 2003 under a compensation plan sponsored by Société Générale and were fully vested at the time of our separation from Société Générale. The following table sets forth certain information concerning the exercise of those options.

	Option Awards
	Number of
	Shares Acquired	Value Realized
Name	on Exercise (#)	Upon Exercise ($)
Kim S. Fennebresque	20,000	1,176,421
Jean Orlowski	1,700	92,112

Potential Payments Upon Termination or Change-In-Control

The award agreements with our named executive officers relating to the equity grants made in connection with our initial public offering (both restricted stock and options) mandate the forfeiture of all unvested equity grants upon the termination of employment, other than as a result of death, disability or retirement. In addition, if a named executive officer (other than Mr. Fennebresque, whose employment agreement is discussed below) is terminated for cause (as defined above in “Provisions of Equity Award Agreements with Named Executive Officers other than our Chief Executive Officer”), all equity awards that are currently vested and held by such executive officer will also be forfeited, or if no longer held by such executive officer, the executive officer must pay the Company an amount equal to the fair market value of such shares on the date of disposition by the executive officer. If the executive officer’s employment is terminated as a result of death or disability, all unvested equity awards immediately vest. In the event that an executive officer retires, then all equity awards shall continue to vest according to their vesting schedule, provided, however, that any unvested equity awards and any equity awards that vested after the date of retirement will be immediately forfeited if prior to the one year anniversary of the full vesting of an equity award the executive violates any provision of the award agreement or directly or indirectly becomes involved with a competitor of the Company (other than through a less than 1% ownership of the stock of such competitor). The Compensation Committee, in its sole discretion, may waive, in whole or in part, the forfeiture provisions and any covenants in an award agreement. In addition, an executive officer must be employed by us on the payment date, with respect to cash, and on the grant date, with respect to equity awards, to receive their annual bonus.

The 2006 Equity and Incentive Plan, under which all equity awards have been granted, mandates that upon a change in control (as defined below), all unvested equity awards become fully vested and exercisable and all restrictions, forfeiture conditions or deferral periods immediately lapse.

The following table sets forth the fair market value, as of December 31, 2006, of all equity awards to our named executive officers that would have vested in the event of a change-in-control on that date.

			Aggregate Fair
	Fair Value of		Value of
	Restricted	Fair Value of	Restricted Stock
	Stock ($)(1)	Options ($)(2)	and Options ($)
Kim S. Fennebresque	20,621,250	—	20,621,250
Thomas K. Conner	270,783	66,327	337,110
Christopher A. White	406,440	99,271	505,711
Jean Orlowski	162,474	39,799	202,274
Mark A. Egert	108,373	26,486	134,859

(1)          The values in the column are based on the $21.15 closing price of our common stock on the Nasdaq Global Market on December 29, 2006, the last trading day of 2006.

(2)          The values in this column represent the intrinsic value of options awards based on the exercise price of $16.00 and the $21.15 closing price of our common stock on the Nasdaq Global Market on December 29, 2006, the last day of trading in 2006.

In addition, our employment agreement with Mr. Fennebresque provides for payments in connection with his termination under certain circumstances. In the event that Mr. Fennebresque is terminated during the term of his employment agreement or within one year following the expiration of the term of the employment agreement (other than a termination due to change in control), Mr. Fennebresque will be subject to a non-solicitation restrictive covenant. Pursuant to his employment agreement, Mr. Fennebresque will also be entitled to certain payments and benefits as described below depending on the circumstances of the termination of his employment. Mr. Fennebresque will not be entitled to any payment upon a change in control (other than the accelerated vesting of his equity awards) unless his employment is terminated as described below.

Termination Without Cause or Voluntarily with Good Reason

If Mr. Fennebresque is terminated without cause or voluntarily terminates his employment for good reason (as defined below), he will be entitled to a lump sum cash payment equal to that portion of his base salary and any other benefits or compensation earned but not yet paid as of the date of termination plus a severance amount equal to two times the sum of (i) his base salary plus (ii) the previous year’s annual bonus. Had Mr. Fennebresque’s employment been terminated under those circumstances on January 1, 2007, Mr. Fennebresque would have received a lump sum cash payment of $8 million, which is twice the sum of his fiscal 2006 total compensation. In addition, any outstanding equity awards will become fully vested and exercisable provided that Mr. Fennebresque has not violated the applicable award agreement.

Termination by Reason of Death or Disability

In the event that Mr. Fennebresque’s employment is terminated by reason of his death or disability, he or his estate will be entitled to receive only that portion of his base salary and any benefits or compensation that have been earned, but are unpaid, as of the date of termination and a pro-rata share of any annual bonus due for the year in which termination of employment occurs. Had Mr. Fennebresque’s employment been terminated under those circumstances on January 1, 2007, Mr. Fennebresque or his estate would have received a lump sum payment of $3,750,000, which is the amount of his fiscal 2006 bonus earned, but not yet paid, plus a de minimus amount reflecting the pro rata portion of his base salary and bonus for fiscal 2007. In addition, upon such a termination of employment, any outstanding equity awards (including, but not limited to, any equity awards granted in connection with an initial public offering as described above) shall become fully vested and exercisable and any restrictions thereon shall lapse.

Termination for Cause or Voluntarily without Good Reason

In the event Mr. Fennebresque resigns his employment without good reason prior to the expiration of the term or if we terminate Mr. Fennebresque’s employment for cause, he is entitled to receive only his base salary and any benefits or compensation that have been earned or vested in accordance with the terms of the relevant plans, if any, but unpaid, as of the date of such termination of employment. Had Mr. Fennebresque’s employment been terminated under those circumstances on January 1, 2007 that amount would have been a de minimis amount reflecting the portion of Mr. Fennebresque’s base salary earned for fiscal 2006 and fiscal 2007 that has not yet been paid. In addition, he shall not be entitled to any unpaid annual bonus whatsoever for the year of termination.

For purposes of this section:

•       “cause” means (A) fraud, dishonesty, gross negligence or substantial misconduct in the performance of duties and responsibilities; (B) any wrongful act that materially adversely affects the business or reputation of the Company, including, but without limitation, breach of a fiduciary duty and/or intentional material violations of the Company’s policies or any violation of law; and (C) failure or refusal, after written notice of such failure or refusal has been given, in any material respect, to perform faithfully or diligently, the provisions of the employment agreement or the duties of Chief Executive Officer, including, by way of example and not of limitation, the failure or refusal to follow instructions reasonably given in the course of employment, or violation of any material duty to the Company;

•       a “change in control” will result if any of the following events shall occur: (A) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding voting securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (a) of paragraph (C) below; or (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of our initial public offering constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of our initial public offering or whose appointment, election or nomination for election was previously so approved or recommended by such directors, provided, that no change of control for this purpose shall be deemed to occur by virtue of (I) the death, disability, retirement or voluntary resignation of any directors, (II) the resignation, removal or other departure of any director under circumstances involving cause or under circumstances involving the affirmative vote, approval or acceptance of such departure by a majority of the remaining directors; or (C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (a) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding securities; or (D) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or there is consummated an agreement for the sale or other disposition, directly, or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale and other than a sale; and

•       “good reason” means (A) a failure by the Company to comply with any material provision of the employment agreement which has not been cured within thirty (30) days after written notice of such noncompliance has been given by to the Company, (B) action by the Company resulting in a material diminution of title, duties or authority or (C) the Company’s relocation of the Chief Executive Officer’s principal place of employment to a location more than twenty-five (25) miles outside of New York City.

Non-Qualified Deferred Compensation Plans

Prior to our initial public offering and separation from Société Générale, certain of our named executive officers participated in deferred compensation plans sponsored by Société Générale. The following table sets forth the distributions made to certain named executive officers under the deferred compensation plans which were terminated in connection with our initial public offering and separation from Société Générale as well as the Merchant Banking Fund Co-investment Plan. For a more detailed description of the terms and characteristics of these deferred compensation plans, please see the summaries of the individual plans following this table.

	Aggregate		Aggregate
	Withdrawals/		Balance at Last
	Distributions ($)		Fiscal Year ($)
Kim S. Fennebresque	2,973,405	(1)	—
Thomas K. Conner	65,791	(2)	—
Christopher A. White	431,609	(3)	—

(1)          Mr. Fennebresque’s aggregate distributions consist of $1,796,984 and $1,176,421 paid out under the Fidelity Bonus Plan and the Société Générale Corporate and Investment Banking Partnership, respectively.

(2)          Mr. Conner’s aggregate distribution consists of $65,791 paid out under the SG Deferred Compensation Plan for Executives.

(3)          Mr. White’s aggregate distributions consist of $348,798, $50,816 and $31,995 paid out under the SG Deferred Compensation Plan for Executives, the Fidelity Bonus Plan and the Merchant Banking Fund Co-investment Plan, respectively.

Fidelity Bonus Plan

Société Générale required selected employees to defer a portion of their performance related compensation in the form of a Fidelity Bonus. The Fidelity Bonus was announced at the time all other bonuses were announced and vested ratably over a three-year period. Participants were entitled to a rate of return on those funds based on a hypothetical investment in various alternative investment vehicles. In connection with our initial public offering and separation from Société Générale, our participating named executive officers became fully vested under the Fidelity Bonus Plan and were paid out in full.

SG Deferred Compensation Plan

Société Générale sponsored a voluntary deferred compensation plan for certain of our key executives (the “Deferred Compensation Plan”). Our employees stopped contributing to the Deferred Compensation Plan in 2003, and no further contributions were made thereafter. Participants were allowed to make hypothetical investments in various alternative investment funds. In connection with our initial public offering and separation from Société Générale, the Deferred Compensation Plan was terminated resulting in distributions to participating named executive officers.

Société Générale Corporate and Investment Banking Partnership

Certain of our employees received a cash award pursuant to the Société Générale Corporate and Investment Banking Partnership. The participants in the partnership were selected every year and were entitled to receive an amount based on the net income of Société Générale’s Corporate and Investment Banking division. Participants were eligible to receive the award only if certain return on equity goals were met in the partnership year. To the extent awards were earned, they were subject to a four year cliff vest. In connection with our initial public offering and separation from Société Générale, one of our named executive officers who was a participant in the partnership became fully vested and was paid out in full.

Merchant Banking Fund Co-investment Plan

Société Générale sponsored a plan enabling eligible employees to defer a portion of their performance-related compensation and make a hypothetical investment in an alternative investment vehicle indexed to the performance of merchant banking investments made by SG Merchant Banking Fund L.P. In addition to deferring a portion of their discretionary bonus, many participating employees received a leverage factor that vested in accordance with a vesting schedule prescribed by the Merchant Banking Investment Committee at the time the leverage was granted, essentially representing a non-recourse loan to the employee, which enabled them to increase their participation in the plan. We did not make an equity investment in the Merchant Banking Fund, but our liability to our employees was based upon the performance of their hypothetical investment, including any returns generated on the leverage factor. There will be no change to the payment or vesting schedules under this plan as a result of our initial public offering. In connection with our initial public offering and separation from Société Générale, we transferred the liability related to our employees (including some of our named executive officers) to Société Générale. As a result, Société Générale is responsible for all future payments under this plan.

SECURITY OWNERSHIP

Beneficial Ownership of Directors, Nominees and Executive Officers

The following table shows how many shares of our common stock were beneficially owned as of April 23, 2007, by each of our directors, director nominees and Named Executive Officers, and by all of our directors and executive officers as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers
Kim S. Fennebresque	1,049,345	(1)	6.63%
Thomas K. Conner	16,125	(2)	*
Christopher A. White	27,244	(3)	*
Jean Orlowski	11,482	(4)(5)	*
Mark A. Egert	8,424	(6)	*
Directors
Steven Kotler	11,632	(7)	*
Jeffrey Kurzweil	2,632	(7)(8)	*
Philip B. Pool, Jr.	3,632	(7)	*
L. Thomas Richards, M.D.	1,632	(7)	*
John E. Toffolon, Jr.	26,632	(7)	*
Charles W.B. Wardell, IV	3,632	(7)	*
All directors, director nominees, named executive officers and other executive officers as a group (12 persons)	1,165,613		7.37%

*                    Corresponds to less than 1% of Cowen Group, Inc. common stock.

(1)          Includes 975,000 shares of restricted stock that vest in full on December 31, 2010; 68,345 shares of restricted stock that vest in full on January 16, 2010; and 6,000 shares of common stock owned by Mr. Fennebresque’s daughter.

(2)          Includes 12,803 shares of restricted stock that vest in full on July 12, 2011 and 3,322 shares of restricted stock that vest in full on January 16, 2010. This amount does not include 12,879 unvested options.

(3)          Includes 19,217 shares of restricted stock that vest in full on July 12, 2011 and 7,027 shares of restricted stock that vest in full on January 16, 2010. This amount does not include 19,276 unvested options.

(4)          Includes 7,682 shares of restricted stock that vest in full on July 12, 2011 and 2,300 shares of restricted stock that vest in full on January 16, 2010. This amount does not include 7,728 unvested options.

(5)          On April 18, 2007, Mr. Orlowski submitted his resignation. As a result, all of Mr. Orlowski’s equity awards will be forfeited.

(6)          Includes 5,124 shares of restricted stock that vest in full on July 12, 2011 and 2,300 shares of restricted stock that vest in full on January 16, 2010. This amount does not include 5,143 unvested options.

(7)          Includes 1,632 fully vested but not yet delivered restricted stock units.

(8)          Includes 1,000 shares of common stock owned by Mr. Kurzweil’s daughter.

Beneficial Owners of More than Five Percent of Our Common Stock

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as of April 23, 2007, the persons known by us to be beneficial owners of more than 5% of our common stock (other than Mr. Fennebresque, whose beneficial ownership is listed in the table on the preceding page) were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
SG Americas Securities Holdings, Inc. 1221 Avenue of the Americas New York, NY 10020	1,382,608	(1)	8.74%
Skyline Asset Management, LP 311 South Wacker Drive Chicago, IL 60606	1,033,600	(2)	6.53%
Eagle Asset Management, Inc. 880 Carillon Parkway St. Petersburg, FL 33716	889,755	(3)	5.62%
Perry Corp. 767 Fifth Avenue New York, NY 10153	835,000	(4)	5.28%

(1)          This information is based on a Schedule 13G filed with the SEC on February 12, 2007 by SG Americas Securities Holdings, Inc. SG Americas Securities Holdings reported that it has sole voting and dispositive power with respect to all 1,382,608 shares reflected in the table.

(2)          This information is based on a Schedule 13G filed with the SEC on February 9, 2007 by Skyline Asset Management, LP. Skyline reported that it has shared voting power as to 986,375 shares and shared dispostive power as to 1,033,600 shares. As an investment advisor, Skyline may be deemed to have beneficial ownership of the shares owned by its advisory clients, but it disclaims beneficial ownership of these shares.

(3)          This information is based on a Schedule 13G filed with the SEC on February 8, 2007 by Eagle Asset Management, Inc. Eagle reported that is has sole voting and dispositive power with respect to all 889,755 shares reflected in the table.

(4)          This information is based on a Schedule 13G filed with the SEC on February 12, 2007 by Perry Corp. and Richard C. Perry, in his capacities as the President and sole stockholder of Perry Corp. Perry Corp. and Mr. Perry reported that each of them have sole voting and sole dispositive power with respect to all 835,000 shares reflected in the table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the Securities and Exchange Commission. Based on a review of copies of such reports provided to us and on written representations from our executive officers and directors, we believe that all Section 16(a) filing and disclosure requirements applicable to our executive officers and directors for 2006 have been satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation and Benefits Committee Interlocks and Insider Participation

The Compensation and Benefits Committee is comprised entirely of independent, non-employee directors, none of whom has ever been an officer or employee of the Company and none of whom had any related person transaction involving the Company. During 2006, none of our executive officers (1) served as a member of the board of directors or compensation committee of any other entity that had one or more of its executive officers serving as a member of our Compensation and Benefits Committee or (2) served as a member of the compensation committee of any other entity that had one or more of its executive officers serving as a member of our Board.

Transactions with Related Persons

Separation Transaction

Prior to our initial public offering, we were an indirect wholly-owned subsidiary of Société Générale. In connection with our initial public offering and separation from Société Générale in July 2006, we entered into numerous agreements with Société Générale, including a Separation Agreement, Indemnification Agreement, Escrow Agreement, Stockholders Agreement, Tax Matters Agreement, and Employee Matters Agreement.

Separation Agreement

The Separation.    Pursuant to the Separation Agreement between us and Société Générale, on the separation date, SG Americas Securities Holdings, an indirect wholly-owned subsidiary of Société Générale, transferred to us all of its interests in Cowen and Company, LLC and Cowen International Limited in exchange for 12,899,900 shares of our common stock, thereby increasing SG Americas Securities Holdings ownership in us to 12,900,000 shares. In connection with our initial public offering and following the underwriters’ partial exercise of their overalottment option, SG Americas Securities Holdings sold 11,517,392 shares of our common stock, reducing its ownership in us to 9.22%. The Separation Agreement further provided that on the separation date we were to have an initial stockholders’ equity of $207.0 million, with Société Générale funding any deficiency and us distributing any excess to SG Americas Securities Holdings. Immediately prior to our separation, we paid SG Americas Securities Holdings $180.3 million. Please refer to “Pre-Separation Distribution and Initial Equity” on page 37 below for a further discussion of the cash distribution.

The Separation Agreement required Société Générale pay all costs and expenses that we incurred or accrued prior to the separation date in connection with the separation. The Separation Agreement also addressed a real estate lease under which we were a lessee and with respect to which a subsidiary of Société Générale guaranteed our obligations. To protect Société Générale from our default under this real estate lease, we had an irrevocable Letter of Credit for $5.0 million issued by The Bank of New York for the benefit of Société Générale to support the real estate lease. This letter of credit will remain outstanding until July 2008, subject to renewal at that time.

Allocation of Liabilities.   As part of the separation, various known and unknown liabilities were allocated between Société Générale and us. Specifically, pursuant to the Separation Agreement and Indemnification Agreement, Société Générale has agreed to indemnify us for all known, pending and threatened litigation (including the cost of such litigation) and certain known regulatory matters, in each case, that existed prior to the date of our separation, to the extent the cost of such litigation results in payments in excess of $79.3 million. The first $79.3 million of such costs is to be paid out of the escrow account established in connection with the separation, which was funded by us with cash that otherwise would have been paid to Société Générale as a return of capital. To the extent the amount paid in resolving these litigation matters is less than $79.3 million, Société Générale will receive the remaining balance of the escrow amount. In addition, Société Générale has agreed to indemnify us for all known and unknown liabilities arising out of certain former businesses of SG Cowen Securities Corporation that were sold or have been transferred to other affiliates of Société Générale. We have agreed to indemnify Société Générale for most known regulatory matters, including any civil litigation that arises out of such regulatory matters.

In addition, Société Générale has agreed to retain all liability for future payments under certain deferred compensation plans that our employees participated in while we were a subsidiary of Société Générale. At December 31, 2006, estimated reserves associated with known and threatened litigation and regulatory matters subject to indemnification by Société Générale was $52.1 million. The balance of the liabilities allocated between Société Générale and us relates to existing contracts where one party or the other receives products or services (allocated to the party utilizing the product or service) and potential future liabilities, such as claims by our respective employees (each party will indemnify the other to the extent the claim is brought by its employees). A more detailed discussion of the allocation of all significant liabilities is set forth below.

In connection with our separation, we retained or assumed certain liabilities, including:

•       liabilities reflected on (or that are of a nature or type that as of the separation date would have been reflected on) our balance sheet as of the separation date, except certain litigation and other items specifically addressed in the Separation Agreement;

•       certain liabilities associated with those of our employees who did not sign a release in favor of Société Générale by the time of our initial public offering and all liabilities associated with our stock ownership and incentive compensation plans;

•       liabilities related to claims from participants or third parties arising from investment decisions or the management of portfolio companies relating to SG Cowen Ventures I, L.P. and, in respect of periods on or after January 1, 2004, SG Merchant Banking Fund L.P. (other than liabilities associated with the administration of SG Cowen Ventures I, L.P. and SG Merchant Banking Fund L.P., which are allocated to Société Générale);

•       liabilities associated with the business or operations conducted by our London office at any time prior to, on or after the date of separation;

•       certain liabilities associated with our employees, any employment agreements, retention agreements, guaranteed bonuses, bonus plans or payments, deferred compensation plans and any other agreements, arrangements or understandings between us and our directors, officers and employees, and our employee benefit, stock option and direct share plans, including any claims by our employees prior to the date of our initial public offering (other than those that are known or threatened prior to the separation date, which are allocated to Société Générale);

•       liabilities associated with all regulatory matters, except three matters specifically assumed, in whole or in part, by Société Générale;

•       liabilities associated with the breach of or failure to perform any of our obligations, including our obligations under the Separation Agreement and other agreements described in this section;

•       certain other known and specified liabilities and all other liabilities expressly allocated to us under the Separation Agreement and the other agreements described in this section; and

•       all other known and unknown liabilities (to the extent not specifically assumed by Société Générale) relating to, arising out of or resulting from our and our subsidiaries’ business, assets, liabilities or any business or operations conducted by us and our subsidiaries, at any time prior to, on or after the date of separation.

Société Générale retained or assumed certain liabilities, including:

•       certain liabilities related to the administration of SG Cowen Ventures I, L.P. and SG Merchant Banking Fund L.P. and, in respect of periods prior to January 1, 2004, liabilities associated with the investment decisions or the management of portfolio companies relating to SG Merchant Banking Fund L.P.;

•       certain liabilities associated with the sale and transfer of Société Générale’s interest in SG Merchant Banking Fund L.P. to a third party;

•       liabilities for certain expenses related to the separation as provided in the Separation Agreement;

•       Société Générale’s portion, determined in accordance with the Separation Agreement, of liabilities associated with certain contracts and accounts that it shared with us;

•       liabilities associated with the breach of or failure to perform any of Société Générale’s obligations, including its obligations under the Separation Agreement and the other agreements described in this section;

•       liabilities arising from the operation of Société Générale’s business (excluding for such purposes any business conducted by us and our subsidiaries), whether prior to, at or after the separation;

•       liabilities associated with certain businesses previously conducted by us, as specified in the Separation Agreement;

•       certain liabilities associated with any known or unknown employee-related claims made by any current or former employees of Société Générale or any of its subsidiaries (other than us and our subsidiaries) that are asserted or threatened by such current or former employees against us or our subsidiaries;

•       liabilities associated with three regulatory matters;

•       certain specific contingent liabilities to the extent that such liabilities exceed the aggregate dollar amount held in escrow therefor pursuant to the Escrow Agreement (which is described below);

•       certain other known and specified liabilities and all other liabilities expressly allocated to Société Générale under the Separation Agreement and the other agreements described in this section; and

•       all other known and unknown liabilities relating to, arising out of or resulting from Société Générale’s business, assets, liabilities or any business or operations conducted by Société Générale and its subsidiaries (excluding us and our subsidiaries), at any time prior to, on or after the date of separation.

Pre-Separation Distribution and Initial Equity.   The Separation Agreement provided that, at the closing of our initial public offering, we were to have an initial stockholders’ equity of $207.0 million after giving effect to the transactions contemplated in the Separation Agreement and the other agreements.

Immediately prior to our separation from Société Générale, we paid a cash distribution of $180.3 million to SG Americas Securities Holdings to reduce our stockholders’ equity to $207.0 million. The Separation Agreement requires that following our initial public offering there will be a true-up calculation of our stockholders’ equity immediately following our initial public offering and the corresponding amount that should have been distributed to Société Générale on the date of our initial public offering. We have accrued approximately $2.0 million as a capital contribution payable to Société Générale related to this true-up calculation, which is still subject to final review. In the event that we and Société Générale cannot agree on the calculation of our stockholders’ equity, we have agreed to submit the matter to binding arbitration before a panel of three arbitrators in accordance with the American Arbitration Association’s then current commercial arbitration rules. The arbitrators shall be bound by New York law and shall be further bound by the principles set forth in the Separation Agreement regarding the method of calculating our initial stockholders’ equity. Any award rendered by the arbitrators shall be final and binding on the parties; however, such award may be appealed. If our stockholders’ equity, as set forth in such statement, is determined to have been less than $207.0 million, then SG Americas Securities Holdings will pay to us an amount equal to such deficiency, and if our stockholders’ equity, as set forth in such statement, is greater than $207.0 million, we will pay SG Americas Securities Holdings and amount equal to such excess.

Litigation Reserve and Escrow Amount.   The Separation Agreement provides that we will maintain a litigation reserve reflecting reserves for all known litigation, to the extent appropriate under U.S. GAAP. Immediately prior to the closing of our initial public offering, we and Société Générale determined the appropriate reserve amount for the litigation matters subject to the escrow agreement and subsequent indemnification by Société Générale, and we deposited an amount in cash equal to such amount into an escrow account established pursuant to the Escrow Agreement, which is described below. Société Générale will cause any amounts that must be paid in respect of such pre-separation litigation matters to be paid from the escrow account, and will indemnify us to the extent such liabilities exceed the aggregate escrow amount. To the extent that the amount escrowed for a particular matter exceeds the actual cost of resolving such matter, SG Americas Securities Holdings will receive the remaining balance of such escrowed amount. We will pay the interest income on the cash held in escrow to SG Americas Securities Holdings and SG Americas Securities Holdings will be entitled to periodic distribution of such earnings. In 2006, SG Americas Securities Holdings received $0.5 million in interest from the escrow account and $14.3 million was distributed from the escrow account to unrelated third parties in connection with litigation settlement payments. The escrow account was funded with $79.3 million as of the date of separation.

Non-Solicitation.   The Separation Agreement further provides that, for a period of one year following the date of our initial public offering, neither party will solicit or recruit for the purposes of hiring or hire any individual who was employed by the other party within the preceding twelve-month period unless such individual initiates discussions with the other party.

Indemnification Agreement

We entered into an indemnification agreement with Société Générale and SG Americas Securities Holdings in connection with the separation. Under the Indemnification Agreement, we and Société Générale released the other from all claims, other than any such claims that, pursuant to the Indemnification Agreement, were assumed by such party and other specified claims, all of which material claims are described above under the heading “Separation Agreement—Allocation of Liabilities” and any claims which, in the aggregate, are greater than $150,000, against either of us or Société Générale relating to services rendered under service level agreements governed under a master services agreement in effect prior to the separation.

Under the Indemnification Agreement, we will indemnify, defend and hold harmless Société Générale and its subsidiaries from and against certain liabilities, including those relating to, arising out of or resulting from:

•       the failure by us or any of our subsidiaries to pay, perform or otherwise promptly discharge any liabilities allocated to us by the Separation Agreement, Indemnification Agreement or other transaction agreements, including those described above under the heading “Separation Agreement—Allocation of Liabilities;”

•       any breach by us or any of our subsidiaries of the Separation Agreement, Indemnification Agreement or other transaction agreements or our certificate of incorporation or bylaws; and

•       any untrue statement of, or omission to state, a material fact contained in any registration statement or prospectus related to our initial public offering, excluding the specific information described below in connection with the indemnity obligation of Société Générale and certain other specified sections of the registration statement or prospectus.

Société Générale will indemnify, defend and hold harmless us and each of our subsidiaries from and against certain liabilities, including those relating to, arising out of or resulting from:

•       Société Générale’s or any of its subsidiaries’ (other than us or our subsidiaries) failure to pay, perform or otherwise promptly discharge any liabilities allocated to Société Générale in the Separation Agreement, Indemnification Agreement or other transaction agreements, including those described above under the heading “Separation Agreement—Allocation of Liabilities;”

•       any breach by Société Générale or any of it subsidiaries (other than us or our subsidiaries) of the Separation Agreement, Indemnification Agreement or other transaction agreements; and

•       any untrue statement of, or omission to state, a material fact contained in any registration statement or prospectus related to our initial public offering, to the extent, and only to the extent, that such untrue statement or omission was contained in or omitted from certain specified sections containing information furnished by or on behalf of Société Générale, and excluding certain other specified sections of the registration statement or prospectus.

The Indemnification Agreement specifies and provides procedures with respect to claims subject to indemnification and related matters and provides for contribution in the event that indemnification is not available to an indemnified party.

Stockholders Agreement

We entered into a Stockholders Agreement with SG Americas Securities Holdings to govern our relationship with Société Générale to the extent Société Générale or its affiliates or permitted transferees own shares of our common stock following the separation. So long as Société Générale or any of its affiliates or permitted transferees owned 10% or more of our common stock, the Stockholders Agreement provided SG Americas Securities Holdings with the right to nominate a certain number of directors to our Board and restricted our ability to enter into certain transactions without SG Americas Securities Holdings prior approval. Because Société Générale, its affiliates and permitted transferees currently own less than 10% of our common stock, none of these provisions currently apply and both directors nominated by SG Americas Securities Holdings have resigned from our Board.

Transfer Restrictions.   Subject to certain specified exceptions, SG Americas Securities Holdings is restricted from transferring shares of our common stock to any transferee (or group of transferees), if (i) the number of shares transferred exceeds 5% of our outstanding common stock or (ii) such transferee (or group of transferees) after giving effect to such transfer, would own, to SG Americas Securities Holdings’ knowledge, 8% or more of the outstanding shares of our common stock.

Registration Rights.   The Stockholders Agreement provides SG Americas Securities Holdings and its permitted transferees with registration rights relating to any shares of our common stock held by SG Americas Securities Holdings or its permitted transferees. SG Americas Securities Holdings and its permitted transferees may require us to register under the Securities Act of 1933 all or any portion of these shares pursuant to a “demand request.” The demand registration rights are subject to certain limitations. We are not obligated to effect:

•       a demand registration within 90 days after the effective date of a previous demand registration, other than a shelf registration pursuant to Rule 415 under the Securities Act of 1933;

•       a demand registration unless the demand request is for a number of shares equal to at least 10% of our market capitalization or $20 million, whichever is lower; and

•       more than two demand registrations during the first 12 months after completion of our initial public offering or more than three demand registrations during any 12-month period thereafter.

Subject to certain specified limitations, we may defer the filing of a registration statement after a demand request has been made if we are engaged in certain confidential business activities, which would be required to be disclosed in the registration statement, and our Board of Directors determines that such disclosure would be materially detrimental to us and our stockholders. As of March 31, 2007, no demand requests have been made by SG Americas Securities Holdings.

In addition, SG Americas Securities Holdings and its permitted transferees have “piggyback” registration rights, which means that SG Americas Securities Holdings and its permitted transferees may include their respective shares in any future registrations of our equity securities (subject to certain exceptions), whether or not that registration relates to a primary offering by us or a secondary offering by or on behalf of any of our stockholders. The demand registration and piggyback registration rights are each subject to market cut-back exceptions, which provide SG Americas Securities Holdings with first priority in our first offering. We would have first priority for the next offering in which we participated and we and SG Americas Securities Holdings would have equal priority in all subsequent offerings as to which SG Americas Securities Holdings has registration rights.

The Stockholders Agreement sets forth customary registration procedures, including an agreement by us to not effect any public sale or distribution of our equity securities for a period of 10 days prior to and up to 90 days following the effective date of a registration statement in an underwritten offering (or such lesser period as the underwriters of such offering may require) and an agreement by us to make our management reasonably available for road show presentations in connection with any underwritten offerings. The Stockholders Agreement contains customary indemnification provisions with respect to registration rights, including our agreement to indemnify SG Americas Securities Holdings and its permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us in writing for use in the registration statement by SG Americas Securities Holdings or any permitted transferee.

The registration rights under the Stockholders Agreement will remain in effect with respect to the shares covered by the agreement until those shares:

•       have been sold pursuant to an effective registration statement under the Securities Act of 1933;

•       have been sold to the public pursuant to Rule 144 under the Securities Act of 1933;

•       have been transferred in a transaction where subsequent public distribution of the shares would not require registration under the Securities Act of 1933; or

•       are no longer outstanding.

Standstill.   The Stockholders Agreement prohibits SG Americas Securities Holdings from acquiring additional shares of our common stock (other than in connection with certain ordinary course activities), or seeking to lead or directly influence any change of control matters (e.g., proxy contests) or actively influence others in such matters for a period until the earlier of 30 months following the date of the closing of our initial public offering or the date on which SG Americas, Inc. holds less than 5% of our outstanding common stock.

Tax Matters Agreement

We entered into a Tax Matters Agreement with SG Americas Securities Holdings and SG Americas, Inc. Among other things, the Tax Matters Agreement governs the allocation between the companies of tax liabilities and related tax matters, such as the preparation and filing of tax returns and tax contests, for the taxable periods before and after the completion of our initial public offering.

The Tax Matters Agreement provides that:

•       SG Americas, Inc. retained the net operating loss carryforwards generated by our business for all periods prior to our separation which amounted to $105.0 million at the time of our separation;

•       we are responsible for the respective tax liabilities imposed on or attributable to us and any of our subsidiaries relating to taxable periods beginning after our separation and therefore we will indemnify SG Americas, Inc. and its subsidiaries against any such tax liabilities imposed on or attributable to us and any of our subsidiaries;

•       SG Americas, Inc. is responsible for the respective tax liabilities imposed on or attributable to SG Americas, Inc. and its subsidiaries, other than the tax liabilities of us and our subsidiaries described in the previous paragraph and to the extent set forth below with regard to certain state taxes and transfer taxes, relating to all taxable periods and therefore SG Americas, Inc. will indemnify us and our subsidiaries against any such tax liabilities imposed on or attributable to SG Americas, Inc. and such subsidiaries relating to all taxable periods;

•       following our separation, except in the case of certain returns filed on a consolidated or combined basis, returns relating to taxable periods beginning on or before our separation and ending after such date and certain state tax returns, the company to which a tax return relates generally is responsible for preparing and filing such tax return, with the other company providing the requisite information, assistance, and cooperation;

•       we are responsible for handling, settling, and contesting any tax liability for which we are liable under applicable tax law subject to SG Americas, Inc.’s right to control any contest relating to tax returns for which SG Americas, Inc. is responsible and relating to the treatment of our initial public offering and the other separation transactions; and

•       we and SG Americas, Inc. will share equally in any additional tax liabilities arising from audits or examinations with respect to certain state or local tax returns filed by SG Americas, Inc. for periods prior to our separation and any liabilities for transfer taxes arising from the separation.

In addition, the Tax Matters Agreement provides for the payment by us to SG Americas, Inc. of 50% of the amount of cash savings, if any, in U.S. federal income tax and certain state taxes that we actually realize if there is an increase in tax basis of our tangible and intangible assets as a result of the transactions required to effect the separation, subject to repayment if it is determined that those savings are not available to us. The transactions required to effect the separation did not result in an increase in tax basis. As such, we will not realize a tax benefit from the transaction and therefore we are not required to make the transfer to SG Americas, Inc. as described above.

Employee Matters Agreement

We entered into an Employee Matters Agreement with Société Générale in connection with our separation. The Employee Matters Agreement provides, among other things, for the allocation, between us and Société Générale, of responsibilities and liabilities for employees, employee compensation and benefit plans, programs, policies and arrangements following our separation, as described above under the heading “Certain Relationships and Related Transactions—Separation Agreement.”

The Employee Matters Agreement provides that we will retain or assume certain benefit liabilities, including:

•       all liabilities under our benefit plans whether such liabilities relate to historic, current or future benefits under such plans;

•       all liabilities related to our current and former employees under the Fidelity Bonus Plan, including our payment immediately after our initial public offering of all amounts that participants elected to receive upon vesting and the future payment of amounts that participants elected to defer into the future; and

•       any other liabilities that are expressly assigned to us under the Employee Matters Agreement or the Separation Agreement, including the payment of accrued bonuses for 2006, all liabilities associated with existing employment agreements, all liabilities associated with the 2006 Equity and Incentive Plan and liabilities associated with any claims made by our employees after the time of our initial public offering.

The Employee Matters Agreement provides that Société Générale will retain or assume certain other benefit liabilities, including:

•       all liabilities under Société Générale benefit plans whether such liabilities relate to historic, current or future benefits under such plans;

•       all liabilities under all Société Générale executive benefit plans (other than liabilities related to our current or former employees under the Fidelity Bonus Plan), including all liabilities to our employees under the Société Générale Corporate and Investment Banking Partnership, the Deferred Compensation Plan and other deferred compensation liabilities associated with hypothetical investments in the SG Merchant Banking Fund, L.P. and SG Cowen Ventures I, L.P.; and

•       any other liabilities that are expressly assigned to Société Générale under the Employee Matters Agreement or the Separation Agreement, including liabilities associated with any claims made by Société Générale employees before or after the time of our initial public offering.

Transition Services Agreement

We entered into a Transition Services Agreement with Société Générale in connection with our separation. Under the Transition Services Agreement, we and Société Générale agreed to provide certain services to each other for a specified period following the separation. The services provided include services regarding business continuity management, facilities management, data archiving, certain legal services and litigation management services, merchant banking, library services and analyst training. The Transition Services Agreement also addresses certain of our real estate leases and our computer-based resources, and provides that we will repay Société Générale for the cost of improvements to our sub-leased facilities over the period from January 2006 through September 2013.

The recipient of any services generally paid an agreed upon service charge and reimbursed the provider any out-of-pocket expenses. The Transition Services Agreement generally required that the services be provided until December 31, 2006, but in respect of certain specified services provided that we and Société Générale may negotiate one or more agreements for the continued provision of such services on a stand-alone basis after December 31, 2006. Facilities management services are to be provided through December 31, 2007, subject to renewal at that time. We extended business continuity management services through March 31, 2007. For the period from our separation until December 31, 2006, we paid Société Générale $1.7 million and we received $0.1 million from Société Générale under the Transition Services Agreement.

Escrow Agreement

We entered into an Escrow Agreement with SG Americas Securities Holdings and a third-party escrow agent. We deposited with the escrow agent $79.3 million, which equaled our litigation reserve prior to the separation. The escrow agent will, when and as directed by SG Americas Securities Holdings, distribute funds from the escrow account to satisfy specified contingent liabilities for which Société Générale has assumed responsibility under the Indemnification Agreement should such liabilities become due.

The Escrow Agreement provides that SG Americas Securities Holdings may review the amount reserved for each litigation matter that is subject to the escrow after any disbursement and periodically and, after consultation with us, revise such litigation reserve amount in accordance with U.S. GAAP. If, following such revision, the litigation reserve amount for a particular matter exceeds the amount then held in escrow for such matter, SG Americas Securities Holdings shall deposit with the escrow agent an amount equal to the deficiency. If the amount then held in escrow for such matter exceeds the revised litigation reserve amount for such matter, the escrow agent shall pay to SG Americas Securities Holdings such excess amount. The Escrow Agreement will terminate and the escrow agent will distribute all remaining funds in the escrow account to SG Americas Securities Holdings when the revised litigation reserve amount is equal to zero dollars.

Clearing Agreement

In connection with our separation, we entered into a new clearing agreement with SG Americas Securities, LLC, an indirect subsidiary of Société Générale which replaced a former clearing agreement and service level agreement that is described below under “Historical Relationships Between Société Générale and Cowen and Company, LLC.” We paid SG Americas Securities, LLC $9.9 million for clearing services during fiscal 2006. We terminated this agreement in January 2007 and currently have a clearing agreement with an unaffiliated clearing broker.

Pursuant to the Clearing Agreement, SG Americas Securities, LLC carried and cleared, on a fully disclosed basis, all accounts we introduced to it. Such accounts included our proprietary accounts and the cash, margin and “receive versus payment” and “delivery versus payment” accounts of our customers. SG Americas Securities, LLC was obligated to perform all clearing and settlement functions relating to trades of common equity, convertible debt, convertible equity and options.

Historical Relationships Between Société Générale and Cowen and Company, LLC

Prior to our separation from Société Générale in July 2006, we had various service agreements in place between us and Société Générale and certain of its affiliates. The Master Services Agreement, and the appendices attached thereto, went into effect as of January 1, 2004, and were subsequently amended as of January 1, 2005 and again as of January 1, 2006. The Master Services Agreement was terminated upon our separation from Société Générale. The Master Services Agreement set forth many of the roles and responsibilities with regard to the services that were provided by Société Générale and its affiliates to us, and in two instances, by us to Société Générale. In particular, the Master Services Agreement covered the following services:

•       Business Continuity Management Services—which included, among other things, crisis management plan development; business contingency plan development; disaster recovery testing preparation; audit and regulatory support; and management reporting;

•       Facilities Management Services—which included, among other things, estate management; project management; premises management; security maintenance; records management; client reception services; and mailroom services;

•       Information Technology—which included, among other things, data networking; mail and groupware; internet services; security services; enterprise server services and telecommunications;

•       Legal Services—which included, among other things, receiving all subpoenas, and other legal process; investigating facts surrounding each subpoena, complaint, lawsuit, etc.; providing legal advice; managing and supervising all litigation, regulatory and employment matters; tracking all litigation, regulatory and employment matters; and assistance in drafting and negotiating employment contracts;

•       Accounting and Financial Services—which included, among other things, financial reporting; financial control; budget and management reporting; and management support;

•       Operations Support Services—which included, among other things, processing for special purpose vehicles; customer information updates for special purpose vehicles; processing of foreign exchange deals for convertible trading; audit and regulatory support; and management support;

•       Risk Management—which included, among other things, analysis of market risks; credit analyses and limit approvals for sales and trading clients; credit audit; review and validation of credit limits to commercial and investment banking clients; and implementation and enhancement of systems used to support credit activity;

•       Employee Benefits Services—which included, among other things, management of the employee stock purchase plan; access to historical data in Peoplesoft database; access to Société Générale training courses; and management of the merchant bank co-investment plan;

•       Presentation Center—which included, among other things, pitchbook presentations; Powerpoint slide presentations; creation of logos; graphics artwork; charts and graphs; organizational charts; scanning; and exporting files; and

•       Internal Audit—which includes, among other things, business process and system application reviews; information technology infrastructure and security reviews; new product/system review; third party service provider audit; and investigations, projects, forensic reviews.

During 2006, prior to our separation, Société Générale and its affiliates charged us $3.9 million for these services. In addition, the Master Services Agreement gave Société Générale access to our library in New York for a fee based upon Société Générale’s share of the library’s overall utilization as determined by the number of requests made. In 2006, prior to our separation, Société Générale incurred $0.2 million of expenses for the use of our library and presentation center.

In addition to the Master Services Agreement, we had a Clearing Agreement and a service level agreement with SG Americas Securities, LLC, an indirect subsidiary of Société Générale, for clearance and settlement activities. Pursuant to these agreements, SG Americas Securities, LLC provided us with the following services: cashiering, new accounts, purchase and sales, audit and regulatory support and management services. These agreements terminated upon our separation and were replaced by the Clearing Agreement described above. In 2006, prior to our separation, SG Americas Securities, LLC charged us $5.0 million for services provided under these agreements.

In 2004, we entered into a service level agreement to provide management services to Société Générale related to its U.S. merchant banking assets. Under this agreement, we provide, among other things, the following services to Société Générale: monitoring and oversight of all portfolio companies; board representation on portfolio company boards of directors; assistance in portfolio company recruitment of senior management; execution of individual investment realization; preparation of annual compliance reports and financial statements; and management of all legal, compliance and tax related issues. We earn fees under this agreement based on a formula. In 2006, we earned $2.6 million for managing Société Générale’s merchant banking business. Société Générale has sold a portion of the merchant banking investments currently managed by us. We continue to manage these assets for the purchasers and will continue to receive a fee for doing so.

Other Relationships and Related Transactions

In March 2006, Jean Orlowski, Chief Information Officer and Member of the OCE of Cowen and Company, LLC, repaid in full the principal amount of a loan we made to him in January 2006. The loan was in the amount of $150,000 and assisted Mr. Orlowski in connection with the payment of a mortgage.

In 2001, Société Générale sponsored a plan for eligible employees to invest a portion of their performance-related compensation in SG Cowen Ventures I, L.P., a related party. Messrs. Fennebresque, Conner and White, each became limited partners of the fund. As limited partners, Messrs. Fennebresque, Conner and White each received limited recourse loans from the Société Générale Cayman branch. These limited recourse loans are required to be repaid, including interest, as the fund has realizations. The interest on these loans is six-month LIBOR plus 1.25%. The largest amount of debt outstanding during 2006 for these executive officers was $483,656, $80,609 and $118,769 for Messrs. Fennebresque, Conner and White, respectively. The amount of debt outstanding as of April 20, 2007 for these executive officers was $486,288, $81,048 and $119,200, for Messrs, Fennebresque, Conner and White, respectively.

Review and Approval of Transactions with Related Persons

To minimize actual and perceived conflicts of interests, our Board of Directors has adopted a written policy governing transactions in which the Company is a participant, the aggregate amount involved is reasonably expected to exceed $120,000, and any of the following persons has or may have a direct or indirect material interest in the transaction: (a) our executive officers, directors (including nominees) and certain other highly compensated employees, (b) stockholders who own more than 5% of our common stock, and (c) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law or person (other than a tenant or employee) sharing the same household of any person described in (a) or (b). These transactions are considered “related person transactions.”

Unless exempted from the policy as described below, related person transactions must be reported to our General Counsel, Deputy General Counsel or Chief Compliance Officer who will then submit the related person transaction for review by our Audit Committee. The Audit Committee will review all relevant information available to it and will approve or ratify only those related person transactions that it determines are not inconsistent with the best interests of the Company. If our General Counsel, Deputy General Counsel or Chief Compliance Officer determines that advance approval of a related person transaction is not practicable under the circumstances, the Audit Committee will review, and, in its discretion, may ratify the related person transaction at its next meeting, or at the next meeting following the date that the related person transaction comes to the attention of our General Counsel, Deputy General Counsel or Chief Compliance Officer. However, the General Counsel, Deputy General Counsel or Chief Compliance Officer may present a related person transaction that arises between Audit Committee meetings to the Chair of the Audit Committee, who will review and may approve the related person transaction, subject to the Audit Committee’s ratification at its next meeting.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing will be reviewed annually by the Audit Committee to ensure that such transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•       interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction;

•       a transaction with a significant stockholder, or such stockholder’s immediate family members, who has a current Schedule 13G filed with the SEC with respect to such stockholder’s ownership of our securities; and

•       a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation and Benefits Committee in the manner specified in its charter.

All the transactions described in this section were entered into before our initial public offering. As ongoing transactions, they have been reviewed by our Audit Committee in accordance with the policy described above.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of Cowen Group, Inc. for the year ended December 31, 2006, were audited by Ernst & Young LLP, independent registered public accounting firm for the Company.

As part of its activities, the Committee has:

1.                Reviewed and discussed with management and the independent registered public accounting firm the company’s audited financial statements;

2.                Discussed with the independent registered public accounting firm the matters required to be communicated under Statement on Auditing Standards No. 61 (Communications with Audit Committees);

3.                Received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

4.                Discussed with Ernst & Young LLP their independence.

Management is responsible for the Company’s system of internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. Our Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the consolidated financial statements, we have recommended to the Board of Directors of Cowen Group, Inc. the inclusion of the audited consolidated financial statements in Cowen Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of Cowen Group, Inc.
John E. Toffolon, Jr., Chairperson
Steven Kotler
Philip B. Pool, Jr.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees billed for services rendered by Ernst & Young, LLP, our independent registered public accounting firm, for the fiscal year ended December 31, 2006. As indicated in footnote (1) below, a large percentage of the audit fees billed to us in fiscal 2006 related to services provided in connection with our initial public offering.

2006
Audit Fees(1)	$1,533,857
Audit-Related Fees(2)	$203,600
Tax Fees	—
All Other Fees	—
Total	$1,737,457

(1)          Audit fees consisted of fees billed for the audit of our financial statements for the year ended December 31, 2006, statutory audits of certain of our subsidiaries, and quarterly reviews of our financial statements, and included fees of approximately $400,000 for services related to our initial public offering and carve-out financial statements.

(2)          Audit-Related Fees consisted of fees for services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit Fees.”

Auditor Services Pre-Approval Policy

The Audit Committee has adopted an Audit Committee Policy Regarding Outside Auditor Services which includes a pre-approval policy that applies to services performed for the Company by our independent registered public accounting firm. In accordance with this policy, we may not engage our independent registered public accounting firm to render any audit or non-audit service unless the service was approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval policies and procedures described below. However, no pre-approval is required with respect to services (other than audit, review or attest services) if (i) the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent registered public accounting firm during the fiscal year in which the services are provided, (ii) such services were not recognized at the time of engagement to be non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and approved by either the Audit Committee or the Chairperson of the Audit Committee prior to completion of the audit. During fiscal 2006, no fees were approved by the Audit Committee pursuant to this exemption.

The pre-approval policy delegates to the Chairperson of the Audit Committee the authority to pre-approve any audit or non-audit services, provided that any approval by the Chairperson is reported to the Audit Committee at the Audit Committee’s next regularly scheduled meeting. The Audit Committee may also pre-approve services that are expected to be provided to the Company by the independent registered public accounting firm during the next 12 months and at each regularly scheduled meeting of the Audit Committee, management or the independent registered public accounting firm must report to the Audit Committee each service actually provided to the Company pursuant to the pre-approval.

Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the registered public accounting firm’s independence.

ITEM 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007. While it is not required to do so, our Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so. Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2006.

The Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Cowen Group, Inc. and our subsidiaries for the year ending December 31, 2007. The affirmative vote of the holders of a majority of our outstanding shares of common stock voting on the proposal is required to ratify this selection. Proxies will be voted FOR ratification of this selection unless otherwise specified.

ITEM 3—APPROVAL OF THE 2007 EQUITY AND INCENTIVE PLAN

We are asking our stockholders to approve our 2007 Equity and Incentive Plan. The new plan has been approved by our Board of Directors, upon the recommendation of the Compensation and Benefits Committee of the Board. As of April 23, 2007, our current equity plan, the 2006 Equity and Incentive Plan, had 458,625 shares remaining that were eligible for issuance. The primary purpose of the new plan is to increase, by 1,500,000, the number of shares eligible for issuance and to eliminate certain rights given to Société Générale in the 2006 Equity and Incentive Plan that are no longer relevant. A copy of the 2007 Equity and Incentive Plan is attached as Appendix A to this proxy statement. Under Nasdaq Stock Exchange rules, the 2007 Equity and Incentive Plan will not be effective if our stockholders do not approve it.

Our Board believes that this proposal is in the best interests of our stockholders and supports this plan for the following reasons as discussed more fully below:

•      We grant annual equity awards to employees in lieu of—not in addition to—annual cash incentive compensation.

•      Equity awards foster an ownership culture and are a critical tool for driving stockholder value and for recruiting, retaining and motivating employees.

•      The 2007 Equity and Incentive Plan, the terms of our annual equity awards and our employee policies are designed to protect stockholder interests.

•      If our stockholders do not approve the 2007 Equity and Incentive Plan, we will be compelled to increase significantly the cash component of employee compensation, and we will lose a critical tool for recruiting, retaining and motivating employees.

We grant annual equity awards in lieu of—not in addition to—annual cash incentive compensation.   Annual equity awards are part of—not an addition to—annual compensation. As described above in the “Compensation Discussion and Analysis” section, under our compensation program employees receive a percentage of their total compensation in the form of equity awards in lieu of receiving all compensation in cash. In effect, employees are required to “buy” a number of restricted shares or options with a portion of a bonus that would otherwise be paid in cash. An employee’s total compensation (base salary and bonus) is first determined as a dollar amount and is then entered into the equity distribution grid to determine the equity percentage of their total compensation. The amount of compensation expense to the Company is generally the same over time, whether the compensation is paid in the form of cash, restricted stock, or stock options.

Equity awards foster an employee ownership culture and motivate employees to create shareholder value.   The use of equity as part of our compensation program is critical to our success. Our equity awards foster an ownership culture among employees by aligning the financial interests of employees with those of stockholders. Our equity awards help motivate employees to perform at peak levels because the value of these awards is linked to our long-term performance. We have been working since our initial public offering to increase employee ownership levels, primarily through annual incentive awards designed to reward employees’ performance and to promote retention and an ownership culture among employees.

Equity awards are a critical recruitment and retention tool.   We would be at a competitive disadvantage if we could not compensate our employees using equity awards. We operate in an intensely competitive environment and our success is closely correlated with recruiting and retaining talented employees and a strong management team. A competitive compensation program is therefore essential to our long-term performance. Our Board believes that equity awards are necessary to attract and retain highly talented employees. When recruiting an employee from a competitor, firms in our industry typically incur a significant cost in connection with the replacement of equity that is canceled by the employee’s prior employer. If our stockholders do not approve the 2007 Equity and Incentive Plan, our employees would not have as significant an amount of equity at risk of cancellation and competitors could recruit them at relatively inexpensive cost. At the same time, our recruiting efforts would be compromised due to the loss of equity as a form of compensation for employees.

The terms of our annual equity awards are designed to protect stockholder interests.   The 2006 Equity and Incentive Plan allows the Compensation and Benefits Committee to determine the vesting, payment and cancellation provisions of annual equity awards. Annual awards granted for fiscal 2006 compensation vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. These terms are designed to encourage employees to focus on our long-term success because employees typically cannot monetize half of these annual equity awards for at least three years after grant. Furthermore, if an employee terminates his or her employment with us, other than as a result of death, disability or retirement, the employee will forfeit all unvested equity awards.

The terms of the 2007 Equity and Incentive Plan are designed to protect stockholder interests.   The 2007 Equity and Incentive Plan prohibits us from awarding more than 375,000 shares of common stock during our 2007 fiscal year. The 2007 Equity and Incentive Plan also prohibits time vested restricted stock awards from fully vesting in less than three years, subject to certain exceptions. Furthermore, no more than one-third of such time vested restricted stock awards may vest prior to the first anniversary of the grant date and no more than two-thirds of such awards may vest prior to the second anniversary of the grant date, subject to certain exceptions. In addition, the 2007 Equity and Incentive Plan prohibits the repricing of stock options and stock appreciation rights (other than an equitable adjustment in connection with a corporate transaction), prohibits the purchase by the Company of out-of-the money stock options and stock appreciation rights and prohibits the settling, cancellation or exchange of any outstanding stock option or stock appreciation right for the grant of a new stock option or stock appreciation right with a lower exercise price, nor may any stock option be granted with a reload mechanism allowing for an automatic grant of a new stock option upon exercise of an outstanding stock option.

If our stockholders do not approve the 2007 Equity and Incentive Plan, we will need to increase significantly the cash component of employee compensation.   We do not have a sufficient number of shares available under our existing equity plan to continue our equity compensation grant practices. As of April 23, 2007, we had 458,625 shares available for issuance under our 2006 Equity and Incentive Plan. If our stockholders do not approve the 2007 Equity and Incentive Plan, we will be compelled to increase the cash component of total compensation, thus reducing the alignment of employee and stockholder interests and losing a critical recruiting, retention and motivation tool.

The Board of Directors recommends that you vote FOR approval of the 2007 Equity and Incentive Plan. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and voting affirmatively or negatively on the proposal is required to approve the 2007 Equity and Incentive Plan. Proxies will be voted FOR approval of the plan unless otherwise specified.

The following paragraphs provide the material details of the 2007 Equity and Incentive Plan. The following description is qualified in its entirety by reference to the full text of the 2007 Equity and Incentive Plan attached as Appendix A to this proxy statement.

Purpose

The purposes of the 2007 Equity and Incentive Plan are to attract, compensate, motivate and retain (a) employees of Cowen and any of its subsidiaries and affiliates, (b) independent contractors who provide significant services to Cowen or any of its subsidiaries or affiliates and (c) non-employee directors of Cowen or any of its subsidiaries or affiliates. The 2007 Equity and Incentive Plan is also designed to encourage stock ownership by such persons, thereby aligning their interests with those of our stockholders.

Eligible Individuals

Awards may be granted to our, or any of our subsidiaries’ or affiliates’, officers, independent contractors, employees and non-employee directors or to any individual to whom an offer of employment has been extended.

Administration

At the discretion of our Board of Directors, the 2007 Equity and Incentive Plan will be administered either by our Board of Directors or the Compensation and Benefits Committee of our Board of Directors, which we refer to in this discussion as the Committee. The Board or the Committee may appoint or delegate to the New Hire and Retention Award Committee authority of the Board or the Committee with respect to certain awards. The Committee will have the authority, in its sole discretion, to administer the plan and to exercise all the power and authority either specifically granted to it under the plan or necessary or advisable in the administration of the plan, including without limitation, the authority to grant awards, to determine the persons to whom and the time or times at which awards shall be granted, to determine the type and number of awards to be granted, the number of shares of stock to which an award may relate and the terms, conditions, restrictions and performance goals relating to any award; to determine performance goals no later than such time as is required to ensure that an underlying award which is intended to comply with the requirements of Section 162(m) of the Code, so complies; to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered; to make adjustments in the terms and conditions (including performance goals) applicable to awards; to construe and interpret the plan and any award; to prescribe, amend and rescind rules and regulations relating to the plan; to determine the terms and provisions of the award agreements (which need not be identical for each grantee); and to make all other determinations deemed necessary or advisable for the administration of the plan.

Shares Available under the 2007 Equity and Incentive Plan

Authorized Shares

The total number of shares of common stock that may be delivered to participants and their beneficiaries under the 2007 Equity and Incentive Plan will be 1,500,000 (with no more than 375,000 of such shares available for awards during our 2007 fiscal year), subject to adjustment, as described below. The number of shares available under the plan will be equitably adjusted to reflect certain transactions. Shares delivered under the plan may be either treasury shares or newly issued shares.

The aggregate awards granted during any fiscal year to any single individual may not exceed (i) 750,000 shares subject to stock options or stock appreciation rights and (ii) 750,000 shares subject to restricted stock or other stock-based awards (other than stock appreciation rights), in each case subject to adjustment as provided in the plan.

If any shares subject to an award are forfeited, cancelled, exchanged or surrendered, or if an award terminates or expires without a distribution of shares, those shares will again be available for issuance under the plan. However, shares of stock that are exchanged by a grantee or withheld by us as full or partial payment in connection with any award under the plan, as well as any shares of stock exchanged by a grantee or withheld by us to satisfy the tax withholding obligations related to any award under the plan, will not be available for subsequent awards under the plan.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of stock other than an ordinary cash dividend, the Company, in the manner determined by the Board, will equitably adjust the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards or the total number of awards issuable, the number and kind of shares of stock or other property issued or issuable in respect of outstanding awards, the exercise price, grant price or purchase price relating to any award, the performance goals, the 2007 fiscal year limitation and the individual limitations applicable to awards; provided that, no such adjustment shall cause any award which is subject to Section 409A of the Code to fail to comply with the requirements of such section or otherwise cause any award that does not otherwise provide for a deferral of compensation under Section 409A to become subject to Section 409A.

Performance Goals

The Committee may determine that the grant, vesting or settlement of an award granted under the plan may be subject to the attainment of one or more performance goals. The performance criteria that may be applied to an award granted under the plan include:

•       earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items);

•       pre-tax income or after-tax income;

•       earnings per common share (basic or diluted);

•       operating profit;

•       revenue, revenue growth or rate of revenue growth;

•       return on assets (gross or net), return on investment, return on capital or return on equity;

•       returns on sales or revenues;

•       operating expenses;

•       stock price appreciation;

•       cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital;

•       implementation or completion of critical projects or processes;

•       economic value created;

•       cumulative earnings per share growth;

•       operating margin or profit margin;

•       common stock price or total stockholder return; and

•       cost targets, reductions and savings, productivity and efficiencies;

•       strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions and budget comparisons;

•       personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations and the completion of other corporate transactions; and

•       any combination of, or a specified increase in, any of the foregoing.

Stock Options and Stock Appreciation Rights

Stock option and stock appreciation rights, or SARs, will be evidenced by award agreements that set forth the terms and conditions of the award. Stock options granted under the plan are nonqualified stock options. A SAR confers on the participant the right to receive an amount, either in cash, common stock or property as set forth in the award agreement or as determined by the Committee, with respect to each share subject to the SAR, equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. SARs may be granted alone or in tandem with a stock option. The Committee will determine all of the terms and conditions of stock options and SARs including, among other things, the number of shares subject to the award and the exercise price per share of the award, which in no event may be less than the fair market value of a share of our common stock on the date of grant (in the case of a SAR granted in tandem with a stock option, the grant price of the tandem SAR will be equal to the exercise price of the stock option), and whether the vesting of the award will be subject to the achievement of one or more performance goals. Stock options granted under the plan may not have a term exceeding ten years from the date of grant, and the award agreement will contain terms concerning the termination of the option or SAR following termination of the participant’s service with us. Payment of the exercise price of a stock option granted under the plan may be made in cash or by an exchange of our common stock previously owned by the participant, through a “cashless exercise” or other procedure approved by the Committee or by a combination of the foregoing methods.

Restricted Stock and Restricted Stock Units

The terms and conditions of awards of restricted stock and restricted stock units granted under the plan will be determined by the Committee and set forth in an award agreement. A restricted stock unit confers on the participant the right to receive a share of our common stock or its equivalent value in cash, in the sole discretion of the Committee. These awards will be subject to restrictions on transferability which may lapse under those circumstances that the Committee determines which may include the attainment of one or more performance goals. The Committee may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units) that may be deferred during the restricted period applicable to these awards. The award agreement will contain terms concerning the termination of the award of restricted stock or restricted stock units following termination of the participant’s service with us.

Other Stock-Based or Cash-Based Awards

The plan also provides for other stock-based and cash-based awards, the form and terms of which will be determined by the Committee consistent with the purposes of the plan. The vesting or payment of one of these awards may be made subject to the attainment of one or more performance goals.

Termination of Employment

Unless otherwise provided by the Committee or as set forth in an award agreement or employment contract, any unvested options, restricted stock or other cash-based or equity-based awards will be forfeited upon termination of a grantee’s employment with or service to us, our affiliates or related entities; provided, however, that the Committee may waive, in whole or in part, those forfeiture conditions in the event of terminations resulting from specified causes.

Change in Control

The plan provides that, unless otherwise determined by the Committee or as set forth in an award agreement, in the event of a change in control (as defined in the plan), any restricted stock that was forfeitable prior to such change in control will become nonforfeitable and any unexercised option or SAR, whether or not exercisable on the date of such change in control, will become fully exercisable and may be exercised in whole or in part. Each other award granted under the plan will be treated as set forth by the Committee, in the applicable award agreement or otherwise.

Payment of Withholding Taxes

We are authorized to withhold from any payment in respect of any award granted under the plan, or from any other payment to a participant, amounts of withholding and other taxes due in connection with any transaction involving an award. The Committee is permitted to provide in the agreement evidencing an award that the participant may satisfy this obligation by electing to have us withhold a portion of the shares of our common stock to be received upon exercise or settlement of the award.

Transferability of Awards

Unless otherwise provided in an award agreement, awards granted under the plan generally may not be transferred by a grantee other than by will or the laws of descent and distribution or a transfer to a family member or family-related trust pursuant to a gift or domestic relations order.

Amendment and Termination

The plan will expire on the tenth anniversary of the date of its adoption. Our Board of Directors is permitted to amend, suspend or terminate the plan in whole or in part at any time, provided that no amendment, expiration or termination of the plan will adversely affect any then-outstanding award without the consent of the holder of the award. Unless otherwise determined by our Board of Directors, an amendment to the plan that requires stockholder approval in order for the plan to continue to comply with applicable law, regulations or stock exchange requirements will not be effective unless approved by our stockholders.

Registration

If this proposal is approved, we intend to register the 1,500,000 shares to be issued under our 2007 Equity and Incentive Plan on a registration statement on Form S-8.

Differences between the 2007 Equity and Incentive Plan and the 2006 Equity and Incentive Plan

Number of Shares Reserved for Grant

Our 2006 Equity and Incentive Plan reserved 4,725,000 shares of common stock for grant or settlement of awards. As of April 23, 2007, there were 458,625 shares remaining under the 2006 Equity and Incentive Plan. The 2007 Equity and Incentive Plan reserves 1,500,000 shares of common stock for grant or settlement of awards. However, the 2007 Equity and Incentive Plan prohibits us from awarding more than 375,000 shares during our 2007 fiscal year.

Removal of Certain Restrictions

We negotiated, and Société Générale approved, the 2006 Equity and Incentive Plan while we were a wholly-owned subsidiary of Société Générale. The 2,100,000 shares of restricted stock granted in connection with our initial public offering were contributed by Société Générale. As such, Société Générale required us to include in the 2006 Equity and Incentive Plan a restriction that prohibits us from making any across the board modification, amendment or waiver of the award agreements with respect to equity awards granted in connection with our initial public offering. In addition, the 2006 Equity and Incentive Plan prohibits us from consistently or repetitively failing to enforce the provisions of the 2006 Equity and Incentive Plan or any award agreement that relates to an equity award granted in connection with our initial public offering. Because all grants in connection with our initial public offering have been made and we are now a public company independent of Société Générale, these restrictions are moot and we have determined not to include them in the 2007 Equity and Incentive Plan. However, all equity awards granted in connection with our initial public offering will continue to be governed by the terms and restrictions of the 2006 Equity and Incentive Plan.

Modification of Change of Control Provisions

Under both the 2006 and 2007 Equity and Incentive Plans, if a “change of control” occurs all outstanding equity awards become fully vested and exercisable. Under the 2006 Equity and Incentive Plan, a “change of control” occurs, if, among other things, any “Person” (as defined in the 2006 Equity and Incentive Plan) becomes the beneficial owner of more than 40% of Cowen’s outstanding voting securities. However, the 2006 Equity and Incentive Plan carves-out from the definition “Person” Société Générale and its affiliates. Therefore, if Société Générale or its affiliates acquires over 40% of our outstanding voting securities, it will not trigger a “change of control” under the 2006 Equity and Incentive Plan. The 2007 Equity and Incentive Plan removes Société Générale and its affiliates from the carve-outs to the definition of “Person.”

Prohibition of buyout of out-of-the-money options

The 2007 Equity and Incentive Plan prohibits the Company from cancelling outstanding options that have exercise prices in excess of the fair market value of our common stock in exchange for a payment of cash or equity securities. The 2006 Equity and Incentive Plan does not contain such a restriction.

Three year minimum vesting

The 2007 Equity and Incentive Plan requires that all restricted stock awards that are not subject to performance vesting may not fully vest in less than three years from the grant date, except in the event of a change in control. However, tranches of restricted stock may vest in less than three years but no more than one-third may vest prior to the first anniversary of the grant date and no more than two-thirds may vest prior to the second anniversary of the grant date. Restricted stock awards that do not vest solely on the passage of time may not vest prior to the first anniversary of the grant date. However, up to 15% of the maximum number of shares authorized under the plan that are granted as restricted stock awards may be granted with none of the vesting restrictions discussed above. In extraordinary circumstances, such as the death or disability of a grantee or a nonrecurring significant event affecting the Company or a grantee, the Board and the Compensation Committee each has the power to waive, remove or modify any restrictions applicable to the restricted stock award. The 2006 Equity and Incentive Plan does not specifically require a minimum three-year vesting schedule but, in general, the award agreements relating to equity awards granted under the 2006 Equity and Incentive Plan had at least a three year vesting schedule.

Certain Federal Income Tax Consequences

The following discussion of certain relevant federal income tax effects applicable to stock options and other stock-based awards granted under the plan is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions. The summary assumes that all grants comply with the non-qualified deferred compensation rules of Section 409A of the Code.

Options

With respect to nonqualified options, the grantee will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the grantee for the shares. Upon a subsequent disposition of the shares received under the option, the grantee generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

SARs

The recipient of a grant of stock based SARs will not realize taxable income and we will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the exercise of a SAR, the recipient will realize ordinary income equal to the fair market value of any shares received at the time of exercise. In general, we will be entitled to a corresponding deduction, equal to the amount of income realized.

Restricted Stock

A grantee who receives a grant of restricted stock will not recognize any taxable income at the time of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). A grantee’s rights in restricted stock awarded under the plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the grantee. However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election within 30 days of receipt of the restricted shares, the fair market value of the shares on the date the restrictions lapse, less any amount paid by the grantee for such shares, will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. We generally will be entitled to a compensation deduction for the amount of compensation income the grantee recognizes.

Restricted Stock Units

In the case of a restricted stock unit award, a grantee will not be taxed upon the grant of such an award, but, rather, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock as the same time that the common stock, or cash having a value equal to such common stock, is issued to the grantee. We will be entitled to a deduction at the time when, and in the amount that, the grantee recognizes ordinary income.

Other Types of Awards

Other types of awards under the plan generally would result in taxable ordinary income to the grantee, the amount and timing of which would depend upon the terms and conditions of the particular award. We would generally be entitled to a corresponding tax deduction.

Tax Consequences of Change in Control

The accelerated vesting of awards under the plan in connection with a change in control could cause award holders to be subject to the federal excise tax on “excess parachute payments” and cause a corresponding loss of deduction on the part of us.

New Plan Benefits

As of April 23, 2007, approximately 537 persons were eligible to receive awards under the 2006 Equity and Incentive Plan, including our executive officers and non-employee directors. The granting of awards under the 2007 Equity and Incentive Plan is discretionary, and we cannot not determine the number or type of awards to be granted in the future to any particular person or group.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes, as of December 31, 2006, the number of shares of our common stock to be issued upon exercise of outstanding options granted under our 2006 Equity and Incentive Plan, the weighted-average exercise price of such options, and the number of shares remaining available for future issuance under the plan for all awards as of December 31, 2006.

Number of Shares
Remaining
Available for Future
	Number of Shares to		Issuance Under the
	be Issued Upon		Equity
	Exercise of	Weighted-Average	Compensation
	Outstanding	Exercise Price of	Plan (Excluding
	Options, Warrants	Outstanding Options,	Shares in First
Plan Category	and Rights	Warrants and Rights	Column)
Equity compensation plans approved by stockholders	1,113,427	$16.00	1,513,309 (1)
Equity compensation plans not approved by stockholders	None	N/A	None

(1)          The number in the fourth column is based on the 4,725,000 shares currently authorized for issuance under the 2006 Equity and Incentive Plan and does not reflect the 1,500,000 shares that will be authorized for issuance under our 2007 Equity and Incentive Plan if the 2007 Equity and Incentive Plan is approved by our stockholders. In addition to the 1,113,427 shares to be issued upon the exercise of outstanding options to purchase our common stock, 2,098,264 shares of restricted stock and restricted stock units were issued under the plan and were outstanding as of December 31, 2006. All of the 1,513,309 shares available for future issuance under the plan as of December 31, 2006, may be granted in the form of restricted stock, RSUs, options or another equity-based award authorized under the plan. In January 2007 we awarded 1,016,302 shares of restricted stock to certain of our employees in connection with fiscal 2006 bonuses. As of April 23, 2007, we had 458,625 shares remaining under the 2006 Equity and Incentive Plan, which excludes shares reserved for issuance pursuant to existing agreements.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2008 annual meeting of stockholders, the written proposal must be received at our principal executive offices on or before January 2, 2008. The proposal should be addressed to Cowen Group, Inc., Attention: Corporate Secretary, 1221 Avenue of the Americas, New York, New York, 10020. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

In accordance with our bylaws, a stockholder who wishes to present a proposal for consideration at the 2008 annual meeting must deliver a notice of the matter the stockholder wishes to present to our principal executive offices in New York, New York, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the Securities and Exchange Commission) must be received no earlier than February 8, 2008, and no later than March 9, 2008. The notice should include (i) a brief description of the business desired to be brought before the 2008 annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder, (iii) the class or series and number of shares of capital stock of the Company beneficially owned or owned of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in such business and (v) a representation that the stockholder intends to appear in person or by proxy at the 2008 annual meeting to bring such business before the meeting.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our 2006 Annual Report to Stockholders, including financial statements for the year ended December 31, 2006, accompanies this proxy statement. Stockholders may obtain an additional copy of our Annual Report and/or a copy of our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006, without charge by viewing these documents on our Web site at www.cowen.com or by writing to Cowen Group, Inc., Attention: Investor Relations, 1221 Avenue of the Americas, New York, New York, 10020.

HOUSEHOLDING

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Currently, only brokers household our proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact your broker. Any householded stockholder may request a copy of the proxy statement and/or annual report by contacting us in writing or by telephone at Cowen Group, Inc., Attention: Investor Relations, 1221 Avenue of the Americas, New York, New York, 1020, (646) 562-1880. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of Cowen Group, Inc.

Appendix I

COWEN GROUP, INC.
2007 EQUITY AND INCENTIVE PLAN

1.    PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purposes of the 2007 Equity and Incentive Plan of Cowen Group, Inc. are to attract, motivate and retain (a) employees of the Company and any of its Subsidiaries and Affiliates, (b) independent contractors who provide significant services to the Company or any of its Subsidiaries or Affiliates and (c) non-employee directors of the Company or any of its Subsidiaries or Affiliates. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s shareholders.

2.    DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)          “Affiliate” with respect to any Person, means an affiliate of such Person, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)         “Award” means individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards or Other Cash-Based Awards.

(c)          “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)         “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)          “Board” means the Board of Directors of the Company.

(f)            “Cause” shall have the meaning set forth in the Grantee’s applicable Award Agreement.

(g)          “Change in Control” shall have the meaning set forth in Section 7(b) hereof.

(h)         “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)            “Committee” means the committee established by the Board to administer the Plan. To the extent required by applicable law or the listing requirements of the national securities exchange on which the Stock may be listed, or to the extent deemed desirable by the Board, the Committee shall consist of not less than two directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board and who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and (c) “independent directors” pursuant to the national securities exchange on which the Stock may be listed, as applicable.

(j)             “Company” means Cowen Group, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k)         “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(l)            “Disability” shall have the meaning set forth in the Grantee’s applicable Award Agreement.

(m)     “Effective Date” means the date that the Plan was adopted by the     Board of Directors of the Company, subject to stockholder approval.

(n)         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(o)         “Fair Market Value” means, with respect to any property (including, without limitation, any Stock or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Except as otherwise provided by the Committee, the Fair Market Value of a share of Stock as of a given date shall be the closing sales price for one share of Stock on the NASDAQ Global Market or such other national securities market or exchange as may at the time be the principal market for the Stock, or if the Stock is not traded on such national securities market or exchange on such date, then on the next preceding date on which the Stock was traded.

(p)         “Grantee” means a person who, as an employee of or independent contractor or non-employee director with respect to the Company or a Subsidiary or an Affiliate of the Company, has been granted an Award under the Plan.

(q)         “New Hire and Retention Award Committee” means the committee of one or more individuals established by the Board or the Committee pursuant to Section 3(a).

(r)           “NQSO” means any Option that is designated as a nonqualified stock option.

(s)           “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. Only NQSOs may be granted under the Plan.

(t)            “Other Cash-Based Award” means an Award granted to a Grantee under Section 6(b)(v) hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(u)         “Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(v) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock including but not limited to performance units, stock appreciation rights (payable in shares), restricted stock units or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

(v)          “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or a Subsidiary or Affiliate of the Company, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate of the Company or the financial statements of the Company or any Subsidiary or Affiliate of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(w)       “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (5) any person or entity who is eligible, pursuant to Rule 13d-1(b) of the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of the Company’s Stock, whether or not such person or entity shall have filed a Schedule 13G, unless such person or entity shall have filed a Schedule 13D with respect to beneficial ownership of the Company’s Stock.

(x)          “Plan” means this Cowen Group, Inc. 2007 Equity and Incentive Plan, as amended from time to time.

(y)          “Restricted Stock” means a share of Stock that is subject to restrictions set forth in the Plan or any Award Agreement.

(z)          “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(aa)    “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(bb)  “Stock” means shares of common stock, par value $0.01 per share, of the Company.

(cc)    “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(dd)  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    ADMINISTRATION.

(a)      At the discretion of the Board, the Plan shall be administered either (i) by the Board or (ii) by the Committee. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. The Board or the Committee may appoint and delegate to another committee (“New Hire and Retention Award Committee”) any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised. With respect to Awards that are intended to meet the performance-based compensation exception of Section 162(m) of the Code and that are made to a Grantee who is expected to be a Covered Employee, such delegation shall not include any authority which, if exercised by the New Hire and Retention Award Committee rather than by the Committee, would cause the Grantee’s Award to fail to meet such exception.

(b)      Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing and except as otherwise provided in Section 5(b) hereof, the Committee shall not have the power or authority to (i) lower the exercise price of an outstanding Option or SAR, (ii) settle, cancel or exchange any outstanding Option or SAR in consideration for the grant of a new Option or SAR with a lower exercise price or for consideration in cash or other equity securities of the Company, or (iii) grant any Option with a reload mechanism allowing for an automatic grant of a new Option upon exercise of an outstanding Option, without in each such instance obtaining stockholder approval. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member (or member of the New Hire and Retention Award Committee) shall be liable for any action or determination made with respect to the Plan or any Award.

4.    ELIGIBILITY.

Awards may be granted to officers, independent contractors, employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates (as long as the affiliation is sufficient that the

Company stock is “service recipient stock” for purposes of Section 409A) as well as any individual to whom an offer of employment has been extended.

5.    STOCK SUBJECT TO THE PLAN.

(a)      The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) shall be 1,500,000 (with no more than 375,000 of such shares of Stock being available for Awards during the Company’s 2007 fiscal year (the “Fiscal 2007 Limit”)), and shall be subject to adjustment as provided in section (b) herein. The aggregate Awards granted during any fiscal year to any single individual shall not exceed (i) 750,000 shares subject to Options or Stock Appreciation Rights and (ii) 750,000 shares subject to Restricted Stock or Other Stock-Based Awards (other than Stock Appreciation Rights), in each case subject to adjustment as provided in subsection (b) herein. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or treasury shares. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Grantee or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock exchanged by a Grantee or withheld by the Company or any of its Subsidiaries to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

(b)      In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Stock other than an ordinary cash dividend, (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals and (v) the Fiscal 2007 Limit and the individual limitations applicable to Awards shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board; provided that, no such adjustment shall cause any Award hereunder which is subject to Section 409A of the Code (“Section 409A”) to fail to comply with the requirements of such section or otherwise cause any award that does not otherwise provide for a deferral of compensation under Section 409A to become subject to Section 409A.

6.    SPECIFIC TERMS OF AWARDS.

(a)      General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis subject to compliance with Section 409A.

(b)      Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

(i)  Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A)    Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate that the Option is an NQSO.

(B)     Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option) or by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made through the sale of Stock acquired on exercise of the Option, valued at Fair Market Value on the date of exercise, sufficient to pay for such Stock (together with, if requested by the Company, the amount of federal, state or local withholding taxes payable by Grantee by reason of such exercise). Any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due.

(C)     Term and Exercisability of Options. Options shall be exercisable beginning no sooner than the first anniversary of their date of grant and at such times and upon such conditions as the Committee may determine, and, subject to Section 6(b)(i)(D), shall remain exercisable over the exercise period (which exercise period shall not exceed ten years from the date of grant), as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time (including within the first year) and under such circumstances as it, in its sole discretion, deems appropriate.

(D)    Termination of Employment. Upon termination of employment with or service to the Company or any Affiliate or Subsidiary of the Company (or any other entity for which the Stock constitutes “service recipient Stock” within the meaning of Section 409A), all unvested Options shall immediately terminate and be forfeited; provided, that the Award Agreement may provide that such forfeiture conditions relating to the Options will be waived in whole or in part in the event of terminations resulting from specified causes.

(E)     Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options (or proceeds of sale thereof), as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) SARs.

(A)    Independent or Tandem Awards. SARs may be granted independently or in tandem with an Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may be made in cash, Stock, or property as specified in the Award Agreement or determined by the Committee.

(B)     Terms. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but not less than Fair Market Value on the date of grant).

(iii)                   Restricted Stock.

(A)    Terms. The Committee may grant Awards of Restricted Stock, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Agreement (provided that any such Award is subject to the vesting requirements described herein). The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate of the Company, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant. The foregoing two sentences shall not apply to Restricted Stock Awards granted, in the aggregate, for up to 15% of the maximum number of authorized shares set forth in the first sentence of Section 5(a) (without regard to any adjustments in the remainder of Section 5(a) but taking into account any amendments to the first sentence or as provided in Section 5(b)). Notwithstanding any other provision of this Plan (other than with respect to Awards subject to Performance Goals), the Board or the Committee may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive the forfeiture provisions or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board or the Committee may only exercise such rights in extraordinary circumstances, which shall include, without limitation, death or disability of the Grantee; estate planning needs of the Grantee; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Grantee or the Plan.

(B)     Price. The Committee shall determine the price, if any, to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or stock units subject to the Award. Each Award Agreement with respect to such stock award shall set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what in circumstances such payment is required to be made.

(C)     Non-Transferability. The Committee may, upon such terms and conditions as the Committee determines, provide that a certificate or certificates representing the shares underlying a Restricted Stock Award shall be registered in the Grantee’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Grantee until such shares become vested or are forfeited. Except as provided in the applicable Award Agreement, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D)    Voting and Dividends. A Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Plan, including cash dividends (subject to such payment restrictions as the Board may provide and applicable law allows). Unless otherwise provided in the applicable Award Agreement, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award shall be subject to the same restrictions as the shares of Stock underlying such Restricted Stock Award.

(E)     Termination of Employment. Upon termination of employment with or service to the Company or any Affiliate or Subsidiary of the Company (including by reason of such Subsidiary or Affiliate ceasing to be a Subsidiary or Affiliate of the Company), during the applicable restriction period, Restricted Stock shall be forfeited; provided, that the Award Agreement may provide that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iv)                Restricted Stock Units.

(A)    Terms. The Committee is authorized to grant Restricted Stock Units to the Grantees which shall be subject to a deferral period as set forth in the applicable Award Agreement.   Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units in the Award Agreement. In addition, the Committee may determine that the deferral period shall expire only upon the attainment of Performance Goals. The Grantee shall be entitled to receive dividend equivalents which shall accrue and be paid to the Grantee at the end of the Company’s fiscal quarter in which such dividend is paid to the stockholders of the Company.

(B)     Separation from Service. Upon a “separation from service” (as defined under Section 409A and guidance promulgated thereunder) with the Company or any Subsidiary or Affiliate of the Company (or with any other entity for which the Stock constitutes “service recipient stock” within the meaning of Section 409A), during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Award Agreement  may provide that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v)  Other Stock-Based or Cash-Based Awards.

(A)    Terms. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods.

(B)     Maximum Payment Value. With respect to a Covered Employee, the maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(v) in respect of any annual performance period is $10 million and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(C)     Adjustment of Payments. Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. Notwithstanding the foregoing, any Awards may be adjusted in accordance with Section 5(b) hereof.

7.   CHANGE IN CONTROL PROVISIONS.

(a)      Unless otherwise determined by the Committee, upon the occurrence of a Change in Control, all outstanding Awards shall become fully vested and exercisable and all restrictions, forfeiture conditions or deferral periods on any outstanding Awards shall immediately lapse and payment under any Awards shall become due, as applicable.

(b)      A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)  any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding voting securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is approved by the Board of Directors (the “Approval Date”), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Approval Date or whose appointment, election or nomination for election was previously so approved or recommended by such directors, provided, however, that no Change in Control for this purpose shall be deemed to occur by virtue of (A) the death, disability, retirement or voluntary resignation of any directors, or (B) the resignation, removal or other departure of any director under circumstances involving cause or under circumstances involving the affirmative vote, approval or acceptance of such departure by a majority of the remaining directors; or

(iii)                there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding securities; or

(iv)                the stockholders of the Company approve a plan of liquidation or dissolution of the Company or there is consummated an agreement for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale and other than a sale.

8.   GENERAL PROVISIONS.

(a)      Nontransferability, Deferrals and Settlements. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or a transfer to a family member or family-related trust pursuant to a gift or domestic relations order. Except with respect to Options, SARs and restricted Stock, the Committee may require or permit Grantees to elect to defer the issuance of shares of Stock, or the settlement of Awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with Section 409A of the Code and any regulations or guidance promulgated thereunder. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

(b)      No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or any of its Subsidiaries or Affiliates or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(c)      Taxes. The Company or any Subsidiary or Affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

(d)      Stockholder Approval; Amendment and Termination. The Plan shall be approved by the Board of Directors, and shall take effect on the Effective Date, but the Plan shall be subject to approval by the stockholders of the Company. In the event that the shareholders of the Company do not approve the Plan, then upon such event the Plan and all rights hereunder shall immediately terminate and become null and void and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith. The Board may amend, alter or discontinue the Plan, provided that no amendment, alteration, waiver or discontinuation shall be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent; and provided further that no amendment that requires stockholder approval under any applicable law or the regulations of any stock exchange shall be effective unless and until such stockholder approval is obtained; and provided further that if the applicable stock exchange amends its corporate governance rules so that such rules no longer require stockholder approval of material revisions or material amendments (as applicable) to equity compensation plans, then, from and after the effective date of such amendment to the stock exchange rules, no amendment to the Plan (i) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 5(b)), (ii) expanding the types of Awards that may be granted under the Plan, or (iii) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.

(e)      No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him or her for such shares.

(f)       Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(g)      No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)      Regulations and Other Approvals or Requirements.

(i)      The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)     Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)    In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(i)       Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(j)       Compliance with Laws.

(i)      The Plan is intended to comply with the requirements of Section 409A of the Code and shall be interpreted accordingly. In the event that any provision of this Plan would or may cause any Award under the Plan to fail to comply with Section 409A, such provision may be deemed null and void and the Company and the Grantee agree to amend or restructure any Award Agreement, to the extent necessary and appropriate to avoid adverse tax consequences under Section 409A.

(ii)     The Plan is intended to comply with the requirements of Section 162(m) and Rule 16b-3 of the Exchange Act and shall be interpreted accordingly.

(k)      Provisions for Foreign Participants. The Board may modify Awards granted to Grantees who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Cowen Group, Inc.	Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
12:00 a.m. EDT on June 7, 2007.

Vote by Internet

• Log on to the Internet and go to
www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in	• Follow the instructions provided by the recorded message.
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

 Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For Withhold		For Withhold

01 - Philip B. Pool, Jr.		02 - Charles W.B. Wardell, III

	For Against Abstain		For Against Abstain
2. Ratification of the Selection of Ernst & Young, LLP as the		3. Approval of the 2007 Equity and Incentive Plan.
Independent Auditor for the Year Ending December 31, 2007.

 Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
Mark box to the right if
you plan to attend the
Annual Meeting.

 Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Cowen Group, Inc.

Notice of 2007 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 7, 2007

Kim S. Fennebresque and J. Kevin McCarthy, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Cowen Group, Inc. to be held on June 7, 2007 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees listed on the reverse side, FOR the ratification of the appointment of the Independent Auditor and FOR the approval of the 2007 Equity and Incentive Plan.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)